Exhibit 10.1

Certain confidential information contained in this document, marked by brackets, was omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential. “[***]” indicates where the information has been omitted from this document.

CREDIT AGREEMENT

by and among

VERANO HOLDINGS CORP.,

as Guarantor,

certain Subsidiaries of Parent as set forth herein,

as Borrowers,

the Lenders from time to time party hereto,

and

CHICAGO ATLANTIC ADMIN, LLC,

as Administrative Agent

Dated as of September 30, 2025

CHICAGO ATLANTIC CREDIT ADVISERS, LLC,

as Sole Arranger

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

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SCHEDULES

Property Schedule	Borrowers; Mortgaged Properties; Tenants; Appraised Value; Aggregate
Appraised Value; Borrowing Base
Schedule 1.01	Commitments
Schedule 1.02	Competitors
Schedule 7.14	Environmental Warranties
Schedule 7.18	Locations of Offices, Records and Collateral
Schedule 7.22	Insurance
Schedule 7.23	Deposit Accounts
Schedule 7.25(a)	Material Contracts
Schedule 7.25(c)	Regulatory Licenses
Schedule 12.02	General (Addresses for Notices)

EXHIBITS

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Note

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of September 30, 2025, is among VERANO HOLDINGS CORP., a British Columbia corporation (“Parent”), each Subsidiary of Parent set forth on the signature pages hereto (collectively, “Borrowers” and each, a “Borrower”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), and CHICAGO ATLANTIC ADMIN, LLC, a Delaware limited liability company (“Chicago Atlantic”), as Administrative Agent (as defined below).

RECITALS

WHEREAS, Borrowers have asked Lenders to extend a revolving loan facility to Borrowers in an aggregate principal amount of up to $75,000,000; and

WHEREAS, subject to and upon the terms and conditions herein set forth, each Lender has agreed to provide such financing to Borrowers.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I
Definitions

SECTION 1.01 Defined Terms . As used herein, the following terms shall have the meanings specified in this Section 1.01 unless the context otherwise requires:

“5335 Las Vegas” shall mean 5335 Las Vegas, LLC, a Nevada limited liability company.

“Administrative Agent” shall mean Chicago Atlantic, in its capacity as administrative agent appointed under Section 11.01, or any successor administrative agent engaged in accordance with the terms of Section 11.09.

“Administrative Questionnaire” shall mean a questionnaire completed by each Lender, in a form approved by Administrative Agent, in which such Lender, among other things, (a) designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with such Lender’s compliance procedures and Applicable Laws, including federal and state securities laws, and (b) designates an address, electronic mail address or telephone number for notices and communications with such Lender.

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for purposes of this definition, any Person which owns directly or indirectly 10.00% or more of the equity interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10.00% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person. Notwithstanding anything to the contrary set forth herein, neither Administrative Agent nor any Lender shall be deemed to be an Affiliate of any Credit Party solely by virtue of complying with the terms and provisions of, or exercising its rights under, this Agreement and the other Credit Documents.

“Aggregate Appraised Value” shall mean, at any time, the lesser of (a) $[***] (which amount is the sum of the Appraised Values of all of the Mortgaged Properties as of the Closing Date), and (b) the sum of the Appraised Values of all of the Mortgaged Properties at such time.

“Aggregate Commitment” shall mean, as of the Closing Date, $75,000,000, and thereafter shall mean such amount as reduced from time to time at the option of Borrowers pursuant to and in accordance with Section 4.03(a).

“Agreement” shall mean this Credit Agreement.

“ALTA” shall mean the American Land Title Association.

“Apollo Mortgaged Property” shall mean the Mortgaged Property located at 6944 US Hwy. 41N, Apollo Beach, Florida 33572 and owned by 6944 Apollo Beach, LLC.

“Applicable Laws” shall mean, as to any Person, any Law applicable to or binding on such Person or any of its property, products, business, assets or operations or to which such Person or any of its property, products, business, assets or operations is subject.

“Applicable Rate” shall mean (a) for any Prime Rate Loan (to the extent applicable pursuant to Section 2.13 or Section 2.14 (it being understood and agreed that Borrowers may not affirmatively elect for any Loan to be a Prime Rate Loan)), a per annum rate equal to the (i) the greater of (A) 7.50% and (B) Prime Rate plus (ii) 2.50%, and (b) for any SOFR Loan, a per annum rate equal to (i) the greater of (A) 4.00% and (B) Term SOFR plus (ii) 6.00%.

“Applicable Unused Line Fee Rate” shall have the meaning set forth in Section 3.02.

“Application Event” shall have the meaning set forth in Section 4.02(d).

“Appraisal” shall mean, with respect to each Mortgaged Property, an appraisal of such Mortgaged Property ordered at the direction of Administrative Agent, conducted by Colliers International or any other independent appraiser reasonably acceptable to Administrative Agent in consultation with Borrowers.

“Appraisal Trigger Event” shall mean, as to any Mortgaged Property (other than the Meriden Mortgaged Property, the Ocala Mortgaged Property, the Post Road Mortgaged Property and the Sharon Mortgaged Property), any of the following events or circumstances shall occur: (a) such Mortgaged Property is not subject to a valid and enforceable Lease for a period of more than 30 consecutive days, or any material violation or breach shall have occurred under the applicable Lease and remain uncured for more than 30 consecutive days, (b) any Tenant has vacated such Mortgaged Property or such Mortgaged Property is otherwise vacant for a period of more than 30 consecutive days; (c) the applicable Tenant is not operating its Business in the ordinary course consistent with past practice on a day-to-day basis at such Mortgaged Property for a period of more than 30 consecutive days; (d) the applicable Tenant operating at such Mortgaged Property shall engage in any Restricted Cannabis Activity; or (e) the applicable Tenant operating in such Mortgaged Property shall have failed to maintain in good standing and keep effective all cannabis Regulatory Licenses necessary for the conduct of such Tenant’s Business in the ordinary course consistent with past practice; provided that, other than for determining the Appraised Value of any Mortgaged Property, an “Appraisal Trigger Event” under clauses (a), (b) or (c) shall not be considered to have occurred to the extent such event or circumstance occurs as a result of a material Casualty Event or any material condemnation or taking of such assets by eminent domain proceedings with respect to such Mortgaged Property.

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“Appraised Value” shall mean, with respect to each Mortgaged Property, the lesser of (a) the appraised value of such Mortgaged Property as set forth in the initial Property Schedule as of the Closing Date and (b) the appraised value of such Mortgaged Property as set forth in the Property Schedule at any time following the Closing Date; provided that, the Appraised Value of the Ocala Mortgaged Property shall always be $[***] irrespective of any updates to the Property Schedule from time to time, but for so long as any Indebtedness of Ocala permitted by Section 9.01(h) or 9.01(i) remains outstanding and secured by a Lien, the Appraised Value of the Ocala Mortgaged Property shall be reduced by the outstanding balance of such Indebtedness; provided, further, that upon the occurrence of an Appraisal Trigger Event with respect to any Mortgaged Property, the Appraised Value of such Mortgaged Property shall automatically be deemed to be the Reduced Appraised Value until the earlier of (x) delivery by Administrative Agent to Borrowers of an updated Property Schedule pursuant to Section 8.02(b) reflecting a different Appraised Value for such Mortgaged Property and (y) such time as Administrative Agent shall have received reasonably satisfactory evidence that all underlying events and circumstances at such Mortgaged Property that caused such Appraisal Trigger Event to occur are no longer existing, and no events or circumstances otherwise exist or would reasonably be expected to occur at such Mortgaged Property that would cause any other Appraisal Trigger Event.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) a Controlled Affiliate of a Lender or (c) an entity or a Controlled Affiliate of an entity that administers, advises or manages a Lender.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit A.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear as a liability on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Authorized Officer” shall mean, with respect to any Credit Party, the president, vice president of finance, the chief executive officer, the chief financial officer, the chief operating officer, the secretary, the treasurer or any other senior officer of such Credit Party authorized under the borrowing resolutions of such Credit Party, but, in any event, with respect to financial matters, the vice president of finance, chief financial officer or treasurer of such Credit Party or such other senior officer of such Credit Party designated as such by the applicable Credit Party in writing.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.15(d).

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.15(a).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time plus (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than 4.00%, such Benchmark Replacement will be deemed to be 4.00% for the purposes of this Agreement and the other Credit Documents.

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“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

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(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefited Lender” shall have the meaning set forth in Section 12.08.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

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“Borrower” and “Borrowers” shall have the meanings set forth in the Preamble.

“Borrower Materials” shall have the meaning set forth in Section 12.24.

“Borrowing Base” shall mean, at any time, the amount equal to the product of (a) the Aggregate Appraised Value at such time, as set forth in the Property Schedule as in effect at such time, multiplied by (b) 60.00%.

“Borrowing Base Certificate” shall have the meaning set forth in Section 8.01(b).

“Borrowing Request” shall mean a request to borrow Loans, in the form attached hereto as Exhibit B, to be submitted to Administrative Agent by Borrowers pursuant to this Agreement and executed by an Authorized Officer of each Borrower.

“Business” shall mean (a) with respect to any Borrower, the business of such Borrower described in clause (a) of the definition of Special Purpose Entity and (b) with respect to each Tenant, solely for the purposes of clauses (c) and (e) of the definition of Appraisal Trigger Event, the business of cultivating, producing, processing, packaging and marketing cannabis products, accessories or services for distribution and sale and all ancillary activities related to the foregoing or, with respect to the Apollo Beach Mortgaged Property, such other business in which such Tenant is engaged on the Closing Date.

“Business Day” shall mean any day excluding Saturday, Sunday and any day that shall be in the City of Chicago, Illinois, the City of Vancouver, British Columbia or the City of Calgary, Alberta a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” shall mean the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime Act and the United Nations Act, R.S.C. 1985, c.U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.

“Canadian Blocked Person” shall mean any Person that is a “designated person”, “politically exposed foreign person” or “terrorist group” as described in any Canadian Economic Sanctions and Export Control Laws.

“Canadian Cannabis Laws” shall mean the Cannabis Act (Canada), the Cannabis Regulations (Canada), the Excise Act (Canada) as well as any other Applicable Law enacted or enforced by a Canadian Governmental Authority that governs the production, processing, sale, distribution, transfer or possession of any cannabis, cannabis accessory, or cannabis service.

“Canadian Defined Benefit Plan” shall mean any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act.

“Canadian Economic Sanctions and Export Control Laws” shall mean any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada) and the Export and Import Permits Act (Canada), and any related regulations.

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“Canadian MEPP” shall mean any registered pension plan to which a Credit Party or any Affiliate thereof contributes (or to which there is or may be an obligation to contribute by a Credit Party) or has made contributions on behalf of its employees or former employees and which is required to be registered under Canadian provincial or federal pension benefits standards legislation and that meets the definition of multi-employer pension plan (or equivalent term) as defined under such legislation.

“Canadian Pension Plan” shall mean each “registered pension plan” (as such term is defined in the Tax Act) and any pension plan that is subject to federal or provincial pension standards legislation in Canada that is established, maintained or contributed to by any Credit Party for its Canadian employees or former employees, but shall not include the Canada Pension Plan (CPP) as maintained by the Government of Canada or the Quebec Pension Plan (QPP) as maintained by the Government of Quebec.

“Canadian Pension Termination Event” shall mean (a) the voluntary full or partial wind up of a Canadian Defined Benefit Plan by any Credit Party or any Affiliate thereof or initiation of any action or filing to do so; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer any Canadian Defined Benefit Plan; or (c) any other event or condition which would reasonably be expected to result in the termination of, winding up or partial termination of, or the appointment of trustee to administer, any Canadian Defined Benefit Plan.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease” shall mean, as applied to any Person, any lease of property that has been or should be, in accordance with GAAP, recorded as a capital lease on the balance sheet or treated as a finance lease for purposes of the income statement of such Person or any of its Subsidiaries, on a consolidated basis; provided that, for all purposes hereunder, the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP; provided further that, the determination of whether a lease is required to be classified and accounted for as a Capitalized Lease on the balance sheet of any Person shall be made by reference to GAAP prior to the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842).

“Cash Equivalents” shall mean:

(a) any direct obligation of (or unconditional guarantee by) the United States or Canada (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or Canada) maturing not more than one year after the date of acquisition thereof;

(b) commercial paper maturing not more than one year from the date of issue and issued by a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia or of Canada or of any province or territory thereof and, at the time of acquisition thereof, rated A-2 or higher by S&P or P-2 or higher by Moody’s, or carrying an equivalent rating by an American or Canadian nationally recognized rating agency if at any time neither S&P or Moody’s shall be rating such obligations;

(c) any certificate of deposit, time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by a bank organized under the laws of the United States (or any state thereof) or of Canada (or of any province or territory thereof) which has, at the time of acquisition thereof, (i) a credit rating of A-2 or higher from Moody’s or A or higher from S&P and (ii) a combined capital and surplus greater than $500,000,000;

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(d) cash and demand deposits maintained with the domestic office of any commercial bank organized under the laws of the United States of America or any State or Canada which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying, at the time of acquisition thereof, the criteria set forth in clause (c)(i) above which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100.00% of the repurchase obligation of such commercial banking institution thereunder; and

(f) mutual funds investing primarily in assets described in clauses (a) through (d) of this definition.

“Casualty Event” shall mean the damage, destruction, condemnation or other taking (in each case, including through eminent domain proceedings), as the case may be, of any Mortgaged Property.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“Change in Cannabis Law” shall mean any change after the Closing Date in Applicable Law, including Canadian Cannabis Law, U.S. Federal Cannabis Law and U.S. State Cannabis Law, that would (a) make it unlawful, or cause any Governmental Authority to formally assert that it is unlawful, for Administrative Agent or any Lender to (i) perform any of its obligations hereunder or under any other Credit Document, or (ii) to fund or maintain the Loans, or (b) result in the activities conducted by any Credit Party being Restricted Cannabis Activities.

“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the date of this Agreement, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued thereunder or in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the day enacted, adopted, issued or implemented.

“Change of Control” shall mean: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person, of Capital Stock representing more than 30.00% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Parent on a fully-diluted basis; (b) any Borrower shall cease to be a wholly-owned indirect Subsidiary of Parent that is Controlled, directly or indirectly, by Parent, or (c) during any period of 12 consecutive months, a majority of the members of the board of directors of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (c)(i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (c)(i) and (c)(ii) above constituting at the time of such election or nomination at least a majority of that board. For the avoidance of doubt, the release of a Borrower in accordance with Section 4.07 shall not constitute a “Change of Control” under this Agreement or any other Credit Document.

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“Chicago Atlantic” shall have the meaning set forth in the Preamble.

“Closing Date” shall mean September 30, 2025.

“Claims” shall have the meaning set forth in the definition of Environmental Claims.

“Code” shall mean the Internal Revenue Code of 1986, and the Treasury Regulations promulgated and rulings issued thereunder.

“Collateral” shall mean any assets of any Credit Party or other assets upon which Administrative Agent has been, or has purportedly been, granted a Lien in connection with this Agreement.

“Collateral Assignee” shall have the meaning set forth in Section 12.06(d) of this Agreement.

“Collections” shall mean all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, rental proceeds, and tax refunds) of the Credit Parties.

“Commitment” shall mean, as to each Lender, its obligation to make Loans to Borrowers pursuant to Section 2.01, in the principal amount set forth for such Lender on Schedule 1.01.

“Commitment Percentage” shall mean, with respect to any Lender at any time, the ratio, expressed as a percentage, of (a) the Commitment of such Lender, divided by (b) the Aggregate Commitment.

“Commitment Termination Date” shall mean the earliest of (a) the date on which the acceleration of the Obligations pursuant to Section 10.02 occurs, (b) the date on which the entire unused portion of the Aggregate Commitment is terminated at the option of Borrowers pursuant to and in accordance with Section 4.03(a) and (c) July 31, 2028.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Communications” shall mean, collectively, any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to Administrative Agent or any Lender by means of electronic communications pursuant to Section 12.24, including through the Platform.

“Competitor” shall mean (a) the Persons set forth on Schedule 1.02, (b) any Person identified after the Closing Date in writing by Parent to Administrative Agent by e-mail to [***] that is at the time a competitor of the Credit Parties and (c) any Affiliate of any Person described in clauses (a) or (b) above that is (i) identified in writing by Parent to Administrative Agent by e-mail to [***] or (ii) clearly identifiable solely on the basis of the similarity of such Affiliate’s name to any Person described in clauses (a) or (b) above (but excluding any Affiliate of such Person that is a bona fide debt fund or investment vehicle that is primarily engaged, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which such Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity), it being understood that, subject to clause (y) of the below proviso, Schedule 1.02 shall be deemed to be automatically supplemented to include any Person identified pursuant to and in accordance with clauses (b) or (c) above and Administrative Agent shall notify the Lenders of such supplement; provided that (x) no supplement to Schedule 1.02 shall apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in respect of any Loans or Commitments from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Competitors and (y) no supplement to Schedule 1.02 shall become effective until three Business Days after such supplement is provided to Administrative Agent (it being understood that no supplement shall apply to any Person that is party to a pending trade at the time of such supplement).

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“Confidential Information” shall have the meaning set forth in Section 12.16.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of Borrowing Requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that Administrative Agent reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes.

“Construction Documents” shall mean, with respect to each Project, collectively, (a) the budget of material construction and non-construction costs to be incurred in connection with such Project, (b) the material plans and specifications for such Project, (c) the primary agreement between the applicable Borrower and the general contractor for such Project, (d) each material Design Contract entered into with any Design Professional pertaining to such Project, (e) the material Permits related to or obtained in connection with such Project and (f) all other material documents and reports used in preparation for or in such Project, in each case, to which a Borrower is a party.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

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“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” shall mean (a) this Agreement, any Notes, the Security Documents, the Disbursement Letters, the Environmental Indemnity Agreement and any fee letter and (b) any other document or agreement executed by any Credit Party and delivered to Administrative Agent or any Lender in connection with any of the foregoing or the Obligations. For the avoidance of doubt, the Credit Documents shall not include any Hedging Agreements or any agreements among lenders to which no Credit Party is a party.

“Credit Parties” shall mean, collectively, Borrowers and Guarantors, and “Credit Party” shall mean any of the Credit Parties, individually.

“CSA” shall mean the Canadian Securities Administrators, or any Governmental Authority succeeding to any of its principal functions.

“Debtor Relief Laws” shall mean Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization, or similar debtor relief laws of the United States of America, Canada or other applicable jurisdictions in effect from time to time, the Business Corporations Act (Canada) and any similar law or proceeding to the extent invoked to seek the compromise or extinguishment of claims of creditors.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall mean a rate per annum equal to the Applicable Rate, plus 3.00% per annum (except with respect to any Material Event of Default, in which case such rate shall mean a rate per annum equal to the Applicable Rate, plus 6.00%).

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Commitment, (ii) pay over to Administrative Agent or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified any Borrower or Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two Business Days after request by Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Administrative Agent’s receipt of such certification in form and substance satisfactory to Administrative Agent or (d) has become the subject of an Insolvency Event.

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“Deposit Accounts” shall mean, with respect to each Borrower, each deposit account maintained by such Borrower, all of which, as of the Closing Date, are set forth on Schedule 7.23, as such Schedule 7.23 may be updated from time to time in accordance with Section 8.10(a).

“Design Contract” shall mean each contract and agreement entered into between any Borrower and any Design Professional pertaining to the design, development, and construction of any Project, separately and collectively.

“Design Professional” shall mean any Person with whom any Borrower contracts at any time for the provision of planning, design, architectural, engineering, or other similar services relating to a Project, separately and collectively.

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disbursement Letters” shall mean, collectively, that certain Disbursement Letter dated the date hereof from Borrowers to Administrative Agent and each other disbursement letter from Borrowers to Administrative Agent.

“Disposition” shall mean, with respect to any Person, any sale, transfer, lease, contribution, assignment or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of such Person’s or its Subsidiaries’ assets (including Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions. For the avoidance of doubt, the release of a Borrower and the Mortgaged Property owned by such Borrower in accordance with Section 4.07 shall not constitute a “Disposition” for purposes of Section 9.04 or otherwise under this Agreement.

”Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock after the Secured Parties are paid in full), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock or in connection with a Change of Control after the Secured Parties are paid in full), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 180 days after the Maturity Date; provided that, if such Capital Stock is issued pursuant to a plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Parent in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Early Prepayment Date” shall have the meaning set forth in the definition of “Make-Whole Amount”.

“EDGAR” shall mean the United States Securities and Exchange Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Credit Parties (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (“Claims”), including (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the Release or threatened Release of Hazardous Materials or arising from alleged injury or threat of injury to health or safety (to the extent relating to the exposure to Hazardous Materials) or the environment.

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“Environmental Indemnity Agreement” shall mean that certain Environmental Indemnity Agreement by the Credit Parties to and for the benefit of Administrative Agent, in form and substance satisfactory to Administrative Agent.

“Environmental Law” shall mean any applicable federal, state, provincial, territorial, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the protection of the environment or human health or safety (to the extent relating to exposure to Hazardous Materials).

“Equivalent Amount” shall mean, on any date of determination, with respect to obligations or valuations denominated in one currency (the “first currency”), the amount of another currency (the “second currency”) which would result from the conversion of the relevant amount of the first currency into the second currency at the 12:00 noon rate quoted by Bloomberg on www.bloomberg.com/markets/currencies/fxc.html (Page BOFC or such other Page as may replace such Page for the purpose of displaying such exchange rates) on such date or, if such date is not a Business Day, on the Business Day immediately preceding such date of determination, or such other rate as may have been agreed to in writing between Parent and Administrative Agent.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each Person (as defined in Section 3(9) of ERISA), as to which any Credit Party or any Subsidiary of any Credit Party, is, or within the last six (6) years was, treated as a “single employer” (a) within the meaning of Section 414(b), (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA) or (b) as a result of any Credit Party or any Subsidiary of any Credit Party being or having been a general partner of such Person.

“Event of Default” shall have the meaning set forth in Article X.

“Excluded Hedging Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

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“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 12.06) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.04, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.04(f), (d) any U.S. and (in the case of any payment made by Parent) Canadian federal withholding Taxes imposed under FATCA; and (e) Canadian federal withholding Taxes imposed upon a Recipient as a result of such Recipient (i) not dealing at “arm’s length” (within the meaning of the Tax Act), with Parent, or (ii) being a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of Parent or not dealing at “arm’s length” (within the meaning of the Tax Act) with a “specified shareholder” (within the meaning of subsection 18(5) of the Tax Act) of Parent, except, in the case of (i) or (ii), where the non-arm’s length relationship arises, or where the Recipient is (or is deemed to be) a specified non-resident shareholder of Parent or does not deal at arm’s length with a specified shareholder of Parent, on account of the Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Agreement or any other Credit Document.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any intergovernmental agreements (together with any Applicable Laws implementing such agreements) implementing the foregoing.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Article III.

“Federal Funds Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Fort Apache Mortgaged Property” shall mean the Mortgaged Property located at 5335 South Fort Apache Rd., Las Vegas, NV 89148 and owned by 5335 Las Vegas.

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Plan” shall mean any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Credit Party with respect to employees not employed in the United States (other than any governmental arrangement) or Canada.

“Fraudulent Transfer Laws” shall have the meaning set forth in Section 6.01(b).

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“GAAP” shall mean generally accepted accounting principles in the United States of America set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), including the FASB Accounting Standards Codification™, which are applicable to the circumstances as of the date of determination, subject to Section 1.03 and the second proviso in the definition of “Capitalized Lease”.

“Governmental Authority” shall mean the government of the United States, Canada any foreign country or any multinational or supranational authority, or any state, province, territory, commonwealth, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including the PBGC, Health Canada and other administrative bodies or quasi-governmental entities established to perform the functions of any such agency or authority.

”Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business and consistent with past practice (unless a departure from past practice coincides with an industry-wide departure from past practice or results from a new technological development or custom) or customary and reasonable indemnity obligations in effect on the Closing Date, entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and reasonable business judgment.

“Guarantors” shall mean, collectively, jointly and severally, (a) each Borrower (as to each other Borrower) and (b) Parent.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “waste”, “recycled materials”, “sludge”, “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, waste, recycled material, material or substance, which is prohibited, limited or regulated by any Environmental Law.

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“Hedging Agreement” shall mean (a) any and all agreements or documents not entered into for speculative purposes that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement including any such obligations or liabilities under any such master agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net Hedging Obligations of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services, but excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days past the applicable due date thereof excluding any such obligations that are subject to a bona fide dispute regarding amount or such Person’s liability to pay so long as (A) such dispute is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; and (B) appropriate reserves have been established in accordance with GAAP;

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Capital Stock; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing;

provided, that Indebtedness shall not include (w) prepaid or deferred revenue arising in the ordinary course of business on customary terms, (x) purchase price holdbacks arising in the ordinary course of business and on customary terms in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (y) endorsements of checks or drafts arising in the ordinary course of business and consistent with past practice (unless a departure from past practice coincides with an industry-wide departure from past practice or results from a new technological development or custom), and (z) preferred Capital Stock to the extent not constituting Disqualified Capital Stock.

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For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or another entity not disregarded for tax purposes) in which such Person is a general partner or a joint venture (whether partner or member), except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith and reasonable business judgment.

“Indemnified Liabilities” shall have the meaning set forth in Section 12.05.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Event” shall mean, with respect to any Person, including any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy, insolvency, examinership or receivership proceeding (including any proceeding under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or the Canada Business Corporations Act or any similar law or proceeding seeking the compromise or extinguishment of claims of creditors), or regulatory restrictions, (b) has had a receiver, interim receiver, monitor, sequestrator, examiner, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease material operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clause (a) or (b) above, provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Authority or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Interest Period” shall mean, as to any Loan, the period commencing on the date of the borrowing of such Loan and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) no Interest Period in respect of any Loan shall extend beyond the Maturity Date. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

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“IP Rights” shall mean, with respect to any Person, the ownership of, or the right to use, all of the trademarks, service marks, trade names, internet domain names, copyrights and copyrightable works, patents, inventions, trade secrets, know-how, proprietary computer software, franchises, intellectual property licenses and other intellectual property rights, including all registrations and applications to register any of the foregoing and all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof that are reasonably necessary for the operation of such Person’s respective business.

“Investment” shall mean, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) the incurrence of Contingent Liabilities for the benefit of any other Person; and (c) acquisition of any Capital Stock or other investment held by such Person in any other Person. The amount of any Investment at any time shall be the original principal or capital amount thereof less all returns of principal or equity thereon made on or before such time and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, policy, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority or determination of an arbitrator.

“Lease” shall mean each real property lease for the lease of a Mortgaged Property entered into by any Borrower, as lessor, and any Tenant, as in effect at any time with respect to such Mortgaged Property.

“Lender” and “Lenders” shall have the meanings set forth in the Preamble.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions), defect, exception or irregularity in title or similar charge or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease entered into in the ordinary course of business and on customary terms or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

“Liquidity” shall mean the sum, for Parent and its Subsidiaries, of unrestricted cash and Cash Equivalents, in each case, held in the Liquidity Account.

“Liquidity Account” shall mean the deposit account of Verano Holdings, LLC, a Delaware limited liability company, maintained with [***]or such other deposit account to which Administrative Agent agrees.

“Loan” and “Loans” shall have the meanings set forth in Section 2.01.

“Make-Whole Amount” shall mean, with respect to any prepayment of the Loans pursuant to Section 4.02(a), 4.02(b) or 4.07 or any repayment of the Loans pursuant to Section 4.01, if such prepayment or repayment of (a) any Loan made on the Closing Date occurs on or prior to March 30, 2026, an amount equal to the sum of all payments of interest on such Loan that would be due from the date of such prepayment or repayment through March 30, 2026, if no prepayment or repayment of such Loans was made prior to March 30, 2026, and (b) any Loan made after the Closing Date occurs on or prior to the date that is six months after the Subsequent Funding Date on which such Loan was advanced (each, an “Early Prepayment Date”), an amount equal to the sum of all payments of interest on such Loan that would be due from the date of such prepayment or repayment through the Early Prepayment Date applicable to such Loan, if no prepayment or repayment of such Loans was made prior to such Early Prepayment Date. For purposes of calculation of any applicable Make-Whole Amount, all prepayments or repayments shall be deemed to have been applied to reduce the outstanding Loans in chronological order starting with the oldest Loans outstanding.

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“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities (actual or contingent), operations, financial condition, results of operations or performance of (i) Borrowers, taken as a whole or (ii) Parent and its Subsidiaries, taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Credit Documents (it being agreed that documents described in clause (b) of the definition of “Credit Documents” shall be taken as a whole), (c) the ability of Borrowers, taken as a whole, to perform their obligations under any Credit Document (it being agreed that documents described in clause (b) of the definition of “Credit Documents” shall be taken as a whole) to which they are parties, (d) the ability of Parent to perform its obligations under any Credit Document (it being agreed that documents described in clause (b) of the definition of “Credit Documents” shall be taken as a whole) to which it is a party, (e) the rights or remedies of the Secured Parties or the Lenders hereunder or thereunder and (f) the priority of any Liens granted to Administrative Agent in or to any Collateral (other than as a result of voluntary and intentional discharge of the Lien by Administrative Agent or Permitted Liens).

“Material Contracts” shall mean (a) the Term Loan Credit Agreement (until such time as the Obligations (as defined therein) thereunder have been paid in full and all commitments to lend thereunder have been terminated), (b) any other agreement to which any Credit Party is a party evidencing, securing or pertaining to any Indebtedness owing to or from such Person, or any guaranty thereof, in principal amount exceeding $31,250,000, (c) any other agreement (other than the agreements set forth in the foregoing clauses (a) and (b) and any Lease) to which any Borrower or, solely with respect to Sections 5.02(c) and 8.01(c)(i), Parent is a party that involves aggregate annual consideration payable to or by such Person of $12,500,000 or more, (d) any Property Management Agreement and (e) any other agreement the termination of which (without contemporaneous replacement thereof with an agreement of substantially equivalent value) could reasonably be expected to have a Material Adverse Effect.

“Material Event of Default” shall mean any Event of Default arising under Section 10.01(a), 10.01(c) (solely with respect to a default related to Section 8.01, 8.05(b), 8.11 or 8.14), 10.01(f), 10.01(h), 10.01(i), 10.01(l) or 10.01(m).

“Maturity Date” shall mean September 29, 2028.

“Maximum Loan Amount” shall mean, at any time, the lesser of (a) the Aggregate Commitment at such time, and (b) the Borrowing Base at such time.

“Meriden Mortgaged Property” shall mean the Mortgaged Property located at 1387 & 1391 East Main St., Meriden, Connecticut 06450 and owned by 1387 & 1391 Meriden, LLC, a Connecticut limited liability company.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean each mortgage, deed of trust, deed to secure debt, trust deed or other security document granted by any applicable Borrower to Administrative Agent for the benefit of the Secured Parties in respect of any Mortgaged Property, in such form as agreed between such Borrower and Administrative Agent.

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“Mortgaged Property” shall mean each Real Property identified on the Property Schedule. When used with respect to each or any Borrower, “Mortgaged Property” shall mean the Real Property owned by such Borrower, as identified on the Property Schedule.

“Multiemployer Plan” shall mean any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.01 and (b) has been approved by Required Lenders.

“Non-Defaulting Lender” shall mean, at any time, any Lender holding a Commitment which is not a Defaulting Lender.

“Note” shall mean a promissory note (or amended and restated promissory note) substantially in the form of Exhibit C.

“Obligations” shall mean (a) with respect to each Borrower, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of such Borrower arising under or in connection with any Credit Document, including all original issue discount, fees, costs, expenses (including fees, costs and expenses incurred during the pendency of any proceeding of the type described in Section 10.01(i), whether or not allowed or allowable in such proceeding) and premiums payable under any Credit Document, the principal of and interest (including interest accruing during the pendency of any proceeding of the type described in Section 10.01(i), whether or not allowed or allowable in such proceeding) on the Loans, all indemnification obligations and all obligations to pay or reimburse any Secured Party for paying any costs or expenses under any Credit Document, (b) with respect to each Credit Party other than Borrowers, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of such Credit Party arising under or in connection with any Credit Document, all indemnification obligations and all obligations to pay or reimburse any Secured Party for paying any costs or expenses under any Credit Document and (c) all Fees and other fees, obligations and duties now or at any time or times hereafter owing by any Credit Party to Administrative Agent, Sole Arranger or any other Secured Party under any Credit Document. For the avoidance of doubt, the Obligations shall not include any Hedging Obligations.

“Ocala” shall mean 14130 Ocala, LLC, a Florida limited liability company.

“Ocala Mortgaged Property” shall mean the Mortgaged Property located at 14130 SW 57th Ave., Ocala, Florida, 34473 and owned by Ocala.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company or unlimited liability company, the certificate of incorporation, constitution or articles of formation or organization and operating agreement (if relevant) or memorandum of association; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

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“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.02).

“Overadvance” shall have the meaning set forth in Section 4.02(b).

“Parent” shall have the meaning set forth in the Preamble.

“Participant” shall have the meaning set forth in Section 12.06(c)(i).

“Participant Register” shall have the meaning set forth in Section 12.06(c)(iii).

“Patriot Act” shall have the meaning set forth in Section 12.19.

“Payment Date” shall mean the first day of each calendar month, commencing on November 1, 2025; provided that if any Payment Date falls on a day that is not a Business Day, the date for payment thereof shall be made on the immediately succeeding Business Day.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” shall mean any Multiemployer Plan or any “employee benefit plan,” as defined in Section 3 of ERISA subject to Title IV of ERISA, Section 412 of the Code or Sections 302 or 303 of ERISA, sponsored, maintained or contributed to by any Credit Party, Subsidiary of a Credit Party or any ERISA Affiliate (or to which any Credit Party, Subsidiary of a Credit Party or any ERISA Affiliate has or may have an obligation to contribute or to make payments), and each such plan for the five-year period immediately following the latest date on which any Credit Party, Subsidiary of a Credit Party or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Sections 4069 or 4212(c) of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

“Permanent Borrower” shall mean each of: 7220 Palatka, LLC, a Florida limited liability company, Ocala and Albion MM, LLC, an Illinois limited liability company.

“Permits” shall mean, with respect to any Person, any permit, approval, authorization, consent, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or operations or to which such Person or any of its property or operations is subject.

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“Permitted Liens” shall have the meaning set forth in Section 9.02.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, unlimited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, sponsored, maintained or contributed to by any Credit Party, or any such plan to which any Credit Party has any liability.

“Platform” shall have the meaning set forth in Section 12.24.

“Post Road Mortgaged Property” shall mean the Mortgaged Property located at 9120 Post Rd., Las Vegas, Nevada 89148 and owned by ChiVegas Real Estate, LLC, a Nevada limited liability company.

“Prime Rate” shall mean, for any month, a rate per annum equal to the rate of interest in effect on the first day of such month as published in the Wall Street Journal’s “Bonds, Rates & Yields” table. Any change in such prime rate publicly quoted in The Wall Street Journal’s “Bonds, Rates & Yields” table shall take effect at the opening of business on the day specified in the public announcement of such change.

“Prime Rate Loan” shall mean a Loan that bears interest at the Prime Rate.

“Proceeds of Crime Act” shall mean the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), including all regulations thereunder.

“Project” shall mean any material construction project at the Ocala Mortgaged Property.

“Property Management Agreement” shall mean any agreement between a Borrower and any Person for the provision by such Person of property management services with respect to the Mortgaged Property owned by such Borrower.

“Property Schedule” shall mean (a) initially, the property schedule attached to this Agreement as of the Closing Date setting forth (i) the name of each Borrower, (i) the address of the Mortgaged Property owned by such Borrower, (iii) the Tenant of each Mortgaged Property, (iii) the Appraised Value of each Mortgaged Property, (iv) the Aggregate Appraised Value and (v) the Borrowing Base, and (b) thereafter, the Property Schedule as most recently updated by Administrative Agent and delivered to the Credit Parties pursuant to Section 4.07(b) or 8.02(b).

“Public Lender” shall have the meaning set forth in Section 12.24.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Real Property” shall mean, with respect to any Person, all right, title and interest of such Person (including any leasehold estate) in and to a parcel of real property owned, leased or operated by such Person together with, in each case, all improvements and appurtenant fixtures thereon and all easements with respect thereto.

“Recipient” shall mean (a) Administrative Agent and (b) any Lender.

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“Reduced Appraised Value” shall mean, with respect to any Mortgaged Property, the non-cannabis use value of such Mortgaged Property as set forth in the most recent Appraisal for such Mortgaged Property.

“Register” shall have the meaning set forth in Section 12.06(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulatory Licenses” shall mean each Permit (a) that is required to be held by any Credit Party in order for such Credit Party to conduct its Business in compliance with Applicable Laws and (b) solely for purposes of clause (e) of the definition of Appraisal Trigger Event, that is required to be held by any Tenant in order for such Tenant to conduct its Business in compliance with Applicable Laws.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, disposing, emanating or migrating of Hazardous Materials in the environment.

“Release Notice” shall have the meaning set forth in Section 4.07(a)(i).

“Release Date” shall have the meaning set forth in Section 4.07(a)(i)(B).

“Replacement Lender” shall have the meaning set forth in Section 12.06(e).

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

“Required Lenders” shall mean, at any time when there is more than one Lender which is not a Defaulting Lender, at least two Lenders that are not Defaulting Lenders or Affiliates of each other having Loans and unused Commitments representing greater than 50.00% of the sum of the aggregate Loans and unused Commitments at such time, or at any time when there is only one Lender which is not a Defaulting Lender, such Lender; provided, however, that in no event shall a Credit Party or an Affiliate of a Credit Party that is a Lender be included in the determination of Required Lenders.

“Required Release Prepayment” has the meaning set forth in Section 4.07(a)(iii).

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“Rescindable Amount” shall have the meaning set forth in Section 4.03(d).

“Restricted Cannabis Activities” shall mean, in connection with the cultivation, processing, distribution, sale, possession, disposal and destruction of cannabis and related products, accessories, or services: (a) any activity that is not permitted under applicable U.S. State Cannabis Laws or Canadian Cannabis Laws; (b) any activity that is not permitted under applicable U.S. Federal Cannabis Laws and for which a Credit Party or a Tenant is convicted or otherwise found liable, pursuant to a non-appealable judgment, notwithstanding its compliance with applicable U.S. State Cannabis Laws; (c) knowingly or recklessly distributing or selling cannabis and related products to minors, except those minors who are duly registered medical patients under the applicable U.S. State Cannabis Laws; (d) knowingly making payments to criminal enterprises, gangs, cartels and persons subject to Sanctions; (e) non-compliance with anti-terrorism laws and other Applicable Law relating to money-laundering; (f) diversion of cannabis and related products from states where it is legal under U.S. State Cannabis Law to other states or to Canada, or, unless permitted by Applicable Law, importing cannabis and related products from Canada; (g) use of activities permitted under U.S. State Cannabis Law or Canadian Cannabis Laws as a cover or pretext for the trafficking of other controlled substances or illegal drugs or other illegal activity; (h) the commission, or making threats, of violence and, unless required for security purposes under applicable U.S. State Cannabis Laws, the use of firearms; (i) growing cannabis and related products on public lands in Canada unless otherwise permitted to do so under Canadian Cannabis Laws; and (j) directly or indirectly, aiding, abetting or otherwise participating in a common enterprise with any Person or Persons in any activities described in clauses (a) through (i) of this definition.

“Restricted Payment” shall mean, with respect to any Person, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee (or other fee of a similar nature) or any reimbursable costs and expenses related thereto by such Person to any holder of its Capital Stock or any Affiliate thereof or (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate to the Obligations.

“S&P” shall mean S&P Global Ratings or any successor by merger or consolidation to its business.

“Sanction(s)” shall mean any sanction administered or enforced by the United States Government (including OFAC), the Government of Canada, the United Nations Security Council or other relevant sanctions authority.

“Secured Parties” shall mean, collectively, (a) the Lenders, (b) Administrative Agent, (c) the Sole Arranger, (d) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents, (e) any successors, endorsees, transferees and assigns of each of the foregoing to the extent any such transfer or assign is permitted by the terms of this Agreement and (f) any other holder of any Obligation or Secured Obligation (as defined in any applicable Security Document).

“Security Agreement” shall mean that certain Security Agreement dated as of the Closing Date, by and among Borrowers and Administrative Agent for the benefit of the Secured Parties.

“Security Documents” shall mean, collectively, the Security Agreement, the Mortgages, and each other instrument, agreement or document executed and delivered pursuant to Sections 8.09 or 8.12 or pursuant to any of the Security Documents to guarantee or secure any of the Obligations.

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“SEDAR” shall mean the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval.

“Sharon Mortgaged Property” shall mean the Mortgaged Property located at 1200 General Edwards Hwy., Sharon, Massachusetts, 02067 and owned by 1200 Sharon LLC, a Massachusetts limited liability company.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR.

“Sole Arranger” shall mean Chicago Atlantic Credit Advisers, LLC.

“Solvency Certificate” shall mean a solvency certificate, duly executed and delivered by the chief financial officer of Parent to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent.

“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including Contingent Liabilities) does not exceed the present fair saleable value of such Person’s present assets as a going concern (which, for this purpose, shall include rights of contribution in respect of obligations for which such Person has provided a guarantee), (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) such Person has not incurred and does not intend to incur debts including current obligations beyond its ability to generally pay such debts as they become due (whether at maturity or otherwise), (d) such Person is not an ‘insolvent person’ as such term is defined in the Bankruptcy and Insolvency Act (Canada), and (e) such Person is “solvent” or is not “insolvent”, as applicable, within the meaning given that term and similar terms under Applicable Laws relating to fraudulent and other avoidable transfers and conveyances. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such Contingent Liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Special Purpose Entity” shall mean a Person that, at all times on and after the date hereof, satisfies all of the requirements set forth in this definition. Such Person:

(a) shall not engage in any business other than acquiring, owning, holding, leasing, operating, managing, maintaining, developing and improving, its Mortgaged Properties, entering into and performing its obligations under the Credit Documents and transacting lawful business that is incident, necessary and appropriate to accomplish any of the foregoing;

(b) shall not engage in any business unrelated to the purposes set forth in clause (a) above;

(c) shall not own any assets other than (i) its Mortgaged Properties and (ii) such incidental personal property and any rights that are necessary or incidental to the business of such Person as set forth in clause (a) above;

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(d) shall not engage in, seek, consent to or permit (i) to the fullest extent permitted by applicable law, any dissolution, winding up, liquidation, consolidation or merger. (ii) any sale or other transfer of all or substantially all of its assets or (iii) any sale of assets other than to the extent such sale is permitted under Section 9.04;

(e) shall not cause, consent to or permit any amendment of its articles of organization, operating agreement or other Organization Document in a manner that contravenes the matters set forth in this definition;

(f) shall hold its assets in its own name;

(g) shall conduct its business in its own name;

(h) shall observe all material corporate or limited liability company, as applicable, formalities; and

(i) has not formed, acquired or held and shall not form, acquire or hold any Subsidiary.

“Specified Mortgaged Property” shall have the meaning set forth in Section 4.07(a).

“Subsequent Funding Date” shall mean, the date of funding of Loans, if any, that occurs after the Closing Date, subject to Borrowers satisfying the conditions set forth in Section 5.02 and the last sentence of Section 2.01.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50.00% of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, limited liability company, unlimited liability company, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries has more than (i) a 50.00% equity interest measured by either vote or value at the time or (ii) a 50.00% general partnership interest at the time.

“Swap Obligation” shall mean with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Act” shall mean the Income Tax Act (Canada).

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” shall mean any tenant party to a Lease as a lessee or sublessee, as set forth on the Property Schedule as then in effect.

“Term Loan Agent” shall mean Chicago Atlantic, in its capacity as administrative agent under the Term Loan Credit Agreement, or any successor administrative agent under the Term Loan Credit Agreement, as applicable.

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“Term Loan Credit Agreement” shall mean that certain Credit Agreement, dated as of October 27, 2022, by and among Parent, the Subsidiaries of Parent from time to time party thereto, as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Term Loan Agent, as the same may be (a) amended, restated, supplemented or otherwise modified from time to time or (b) refinanced pursuant to a credit agreement (i) arranged, in whole or in part, by Sole Arranger and (ii) under which Chicago Atlantic serves in the capacity of administrative agent thereunder.

“Term SOFR” shall mean the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” shall mean the date on which the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full in cash in accordance with the terms of this Agreement.

“Title Policy” shall mean each ALTA Policy for Title Insurance issued by a title company acceptable to Administrative Agent with respect to a Mortgaged Property, in form and substance acceptable to Administrative Agent.

“Total Credit Exposure” shall mean, as of any date of determination (a) with respect to each Lender, (i) prior to the Commitment Termination Date, the sum of such Lender’s Commitment plus the outstanding principal amount of such Lender’s Loans, or (ii) from and after the Commitment Termination Date, the outstanding principal amount of such Lender’s Loans, and (b) with respect to all Lenders, (i) prior to the Commitment Termination Date, the sum of all of the Lenders’ Commitments plus the aggregate outstanding principal amount of all Loans, and (ii) from and after the Commitment Termination Date, the aggregate outstanding principal amount of all Loans.

“Transactions” shall mean each funding of the Loans pursuant hereto and the use of the proceeds thereof and all other transactions contemplated by or described in the Credit Documents.

“Treasury Regulations” shall mean the United States Treasury regulations promulgated under the Code.

“U.S.” and “United States” shall mean the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

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“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Federal Cannabis Law” shall mean any federal laws of the United States treating cannabis and related products as illegal or as controlled substances.

“U.S. State Cannabis Law” shall mean any law enacted by any state of the United States which implements regulatory or enforcement systems to control the cultivation, distribution, sale or possession of cannabis and related products.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 4.04(f).

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of Illinois and any other applicable jurisdiction.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unasserted Contingent Obligations” shall mean, at any time, Obligations for Taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment or indemnification (whether oral or written) has been made or threatened.

“Unfunded Current Liability” shall mean, with respect to any Plan the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

“Unused Line Fee” shall have the meaning set forth in Section 3.02.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances.

“Withholding Agent” shall mean any Credit Party and Administrative Agent.

SECTION 1.02 Other Interpretive Provisions

. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) Unless the context of clearly requires otherwise, references to the plural include the singular, references to the singular include the plural and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

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(c) Preamble, Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” shall each mean “to but excluding”; and the word “through” shall mean “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) All references in any Credit Document to the consent, agreement, discretion, satisfaction or judgment of, the acceptability to or the approval by Administrative Agent or any Lender, shall be deemed to mean the consent, agreement, discretion, satisfaction or judgment of, the acceptability to or the approval by Administrative Agent or any Lender in its sole and absolute discretion, except as otherwise expressly provided in the applicable Credit Document.

(i) A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, with respect to any Default, is cured within any period of cure expressly provided in this Agreement.

(j) Any reference herein to a merger, transfer, consolidation, combination, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, combination, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Credit Party, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.03 Accounting Terms and Principles. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a consistent manner. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by any Borrower or any of its Subsidiaries shall be given effect for purposes of this Agreement unless Borrowers and Administrative Agent agree in writing to modify such provisions to reflect such changes, and, unless such provisions are modified, all financial statements, and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change.

SECTION 1.04 Rounding. Any financial ratios required to be maintained or complied with by the Credit Parties pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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SECTION 1.05 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including this Agreement and each of the other Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are not prohibited by any Credit Document nor materially adverse to the interests of the Secured Parties; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law and any successor or replacement Law.

SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to the time in Chicago, Illinois.

SECTION 1.07 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day. All payments required hereunder shall be paid in immediately available funds unless otherwise expressly provided herein.

SECTION 1.08 Corporate Terminology. Any reference to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or any other such references to matters relating to a corporation made herein or in any other Credit Document with respect to a Person that is not a corporation shall mean and be references to the comparable terms used with respect to such Person.

SECTION 1.09 Currency Matters. Principal, interest, Fees and all other amounts payable under this Agreement and the other Credit Documents to Administrative Agent and the Lenders shall be payable in Dollars. Unless stated otherwise, all calculations, comparisons, measurements or determinations under this Agreement shall be made in Dollars. For the purpose of such calculations, comparisons, measurements or determinations, amounts or proceeds denominated in other currencies shall be converted to the Equivalent Amount in Dollars on the date of calculation, comparison, measurement or determination. In particular, without limitation, for purposes of valuations or computations under Articles II, III, IV, VI, VIII, IX and X, unless expressly provided otherwise, where a reference is made to a dollar amount, the amount is to be considered as the amount in Dollars and, therefore, each other currency shall be converted into the Equivalent Amount thereof in Dollars.

SECTION 1.10 Rates. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Prime Rate, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Prime Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Prime Rate, the Term SOFR Reference Rate, Term SOFR, alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrowers. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Prime Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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ARTICLE II
Amount and Terms of Loans

SECTION 2.01 Loans. Subject to and upon the terms and conditions herein set forth, each Lender shall, from time to time prior to the Commitment Termination Date and severally in accordance with its Commitment Percentage and not jointly with any other Lender, make one or more revolving loans (each, a “Loan” and collectively, the “Loans”) to Borrowers, which Loans (x) when aggregated with each other Loan made hereunder, shall be in an amount not to exceed the Maximum Loan Amount, and (y) for each Lender, when aggregated with each other Loan made by such Lender hereunder, shall be in an amount not to exceed, for each Lender, such Lender’s Commitment. Loans shall be made subject to satisfaction of the conditions set forth in (a) with respect to Loans made on the Closing Date, Section 5.01, and (b) with respect to Loans made after the Closing Date, Section 5.02. Loans may be repaid or prepaid in accordance with the provisions hereof and reborrowed as provided herein. The Lenders shall have no obligation to make Loans to Borrowers more than once in any consecutive 30-day period.

SECTION 2.02 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.09(a), or if such Lender requires Parent to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.05, such Lender will, if requested by Parent, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.02 shall affect or postpone any of the obligations of Parent or the right of any Lender provided in Sections 2.09 or 4.05. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 2.03 Lender Branches. Each Lender may at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make any Loan; provided that any exercise of such option shall not affect the obligation of each Borrower to repay such Loan, and provided, further, that the exercise of such option shall not cause Borrowers to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.05 if such Lender has an alternative domestic or foreign branch or Affiliate for which such Indemnified Taxes or additional amounts would not be required to be paid.

SECTION 2.04 Disbursement of Funds.

(a) If all of the conditions set forth in Section 5.01 to the effectiveness of this Agreement are met prior to 1:00 p.m. on the Closing Date, then, each Lender will make available its pro rata portion of the Loans to be made on the Closing Date in the manner provided below no later than 4:00 p.m. on the Closing Date. If all of the conditions required in connection with Loans elected to be made by one or more Lenders pursuant to Section 5.02 are met prior to 10:00 a.m. on the Business Day immediately prior to the applicable Subsequent Funding Date, then each Lender will make available its pro rata portion of the Loans to be made on such Subsequent Funding Date in the manner provided below no later than 3:00 p.m. on such Subsequent Funding Date.

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(b) Each Lender shall make available all amounts it is to fund to Borrowers, including pursuant to Section 2.04(c), in immediately available funds to Administrative Agent, and, following receipt thereof in an account designated by Administrative Agent, Administrative Agent will remit such amounts, in immediately available funds and in Dollars, as set forth in the applicable Disbursement Letter, the applicable Borrowing Request or as elected by Required Lenders pursuant to Section 2.04(c). The failure of any Lender to make available the amounts it is to fund to Borrowers hereunder or to make a payment required to be made by it under any Credit Document shall not relieve any other Lender of its obligations under any Credit Document, but no Lender shall be responsible for the failure of any other Lender to make any payment required to be made by such other Lender under any Credit Document.

(c) At the election of Required Lenders, at any time while an Event of Default is continuing, any and all payments of principal, interest, fees, premiums, Lender Expenses and other sums payable under the Credit Documents that have not been paid when due by Borrowers may be deemed to be a request for the advance of Loans in the applicable amount on the date determined by Required Lenders, and each such payment shall be made from the proceeds of Loans made hereunder, whether made following a request by Borrowers pursuant to Section 2.04(b) or a deemed request as provided in this Section 2.04(c).

Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments and obligations hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments and obligations hereunder).

SECTION 2.05 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrowers to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(b) Each Borrower agrees that from time to time on and after the Closing Date, upon the reasonable request to Administrative Agent by any Lender, at Borrowers’ own expense, Borrowers will execute and deliver to such Lender a Note, evidencing the Loans, and payable to such Lender or registered assigns in a maximum principal amount equal to such Lender’s applicable Commitment. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall conclusively indicate, absent manifest error, inter alia, the date of, the outstanding principal amount of, and the interest rate applicable to, the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by Administrative Agent in the Register, be conclusive and binding on each Credit Party absent manifest error; provided that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Credit Party. Administrative Agent shall maintain the Register pursuant to Section 12.06(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder and (iii) the amount of any sum received by Administrative Agent from Borrowers and each Lender’s share thereof.

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(c) The entries made in the Register and accounts and subaccounts maintained pursuant to Sections 2.05(b) and 2.05(c) shall, to the extent permitted by Applicable Law, be conclusive evidence (absent manifest error) of the existence and amounts of the obligations of Borrowers therein recorded; provided that the failure of any Lender or Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of Borrowers to repay (with applicable interest) the Loans made to Borrowers by such Lender in accordance with the terms of this Agreement.

SECTION 2.06 Multiple Borrowers.

(a) It is the intent of the parties to this Agreement that Borrowers shall be jointly and severally obligated hereunder and under the Notes, as co-borrowers under this Agreement and as co-makers of the Notes, in respect of the principal of and interest on, and all other amounts owing in respect of, the Loans and the Notes. Each Borrower hereby (i) jointly and severally and irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations hereunder, it being the intention of the parties hereto that all such Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them and that the obligations of each Borrower hereunder shall be unconditional irrespective of any circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety, and (ii) further agrees that if any such Obligations are not paid in full when due (whether at stated maturity, as mandatory prepayment or cash collateralization, by acceleration or otherwise), Borrowers will, jointly and severally, promptly pay the same, without any demand or notice whatsoever. Each Borrower acknowledges and agrees that the delivery of funds to any Borrower under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers for the purpose of binding them and their assets on a joint and several basis for the Obligations hereunder.

(b) Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Borrowers’ property (including any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

(c) Notwithstanding anything contained herein to the contrary, the obligations of each Borrower under the Credit Documents at any time shall be limited to the maximum amount as will result in the obligations of such Borrower under the Credit Documents not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws.

(d) If any payment shall be required to be made to any Secured Party under any Credit Document, each Borrower hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Credit Party so as to maximize the aggregate amount paid to the Secured Parties under or in connection with the Credit Documents.

(e) Notwithstanding the foregoing or any other provision contained herein or in any other Credit Document, if a “Secured Party” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person’s Obligations, to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.

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(f) This Section 2.06 is intended solely to preserve the rights of Administrative Agent and the other Secured Parties hereunder and under the other Credit Document to the maximum extent that would not cause the Obligations or the Secured Obligations (as defined in the Security Agreement) of each Borrower to be subject to avoidance or unenforceability under any Debtor Relief Laws, and neither any Borrower nor any other Person shall have any right or claim under this Section 2.06 as against Administrative Agent or any other Secured Party that would not otherwise be available to such Person under the Bankruptcy Code or such other laws.

SECTION 2.07 Borrower Representative. Each Borrower, by its execution of this Agreement, irrevocably appoints Parent to act on its behalf as its agent in relation to the Credit Documents and irrevocably authorizes:

(a) Parent, on any Borrower’s behalf, to supply all information concerning such Borrower or any other Borrower contemplated by this Agreement to Administrative Agent and Lenders and to give and receive all notices, instructions and other communications, to sign all certificates, to make such agreements and to effect the relevant amendments, supplements, variations and waivers capable of being given, made or effected by any Borrower, notwithstanding that they may affect such Borrower, without further reference to or the consent of such Borrower; and

(b) Administrative Agent and Lenders to give any notice, demand or other communication to such Borrower pursuant to the Credit Documents to Parent, and in each case such Borrower shall be bound as though such Borrower itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice, instruction or other communication given or made by Parent or given to Parent under any Credit Document on behalf of another Borrower (whether or not known to any other Borrower and whether occurring before or after such other Borrower became a Borrower under any Credit Document) shall be binding for all purposes on such Borrower as if such Borrower had expressly agreed, executed, made, given or concurred with it or received the relevant notice, demand or other communication. In the event of any conflict between any notices or other communications of Parent and any other Borrower, those of Parent shall prevail.

SECTION 2.08 Interest.

(a) The outstanding principal amount of the Loans shall bear interest from the Closing Date at a rate per annum that shall at all times, subject to Section 2.08(c), be the Applicable Rate. Interest on the outstanding principal amount of the Loans shall accrue from and including the Closing Date to the date of any repayment in full thereof.

(b) On each Payment Date, all accrued and unpaid interest on the outstanding principal amount of the Loans shall be due and payable in cash in arrears.

(c) From and after the occurrence and during the continuance of any Event of Default, at the election of Administrative Agent and Required Lenders and upon notice by Administrative Agent to Parent, Borrowers shall pay interest on the outstanding principal amount of all Loans and all other unpaid Obligations, to the extent permitted by Applicable Law, at the Default Rate, which Default Rate shall accrue from the date of such Event of Default (regardless of the date of notice of the imposition of the Default Rate) until waived in writing and shall be payable on demand and in cash.

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(d) All computations of interest hereunder shall be made in accordance with Section 4.06.

SECTION 2.09 Increased Costs, Illegality, etc.

(a) In the event that any Lender shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) at any time, after the later of the Closing Date and the date such entity became a Lender hereunder, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to the Loans, including as a result of any Tax (other than any (x) Indemnified Taxes, (y) Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes” or (z) Connection Income Taxes) because of any change since the Closing Date in any Applicable Law (or in the interpretation or administration thereof and including the introduction of any new Applicable Law), such as, for example, without limitation, a change in official reserve requirements (but excluding changes in the rate of tax on the overall net income of such Lender), then, and in any such event, such Lender shall promptly give notice (if by telephone, confirmed in writing) to Parent and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, Borrowers shall pay to such Lender, within 10 Business Days after receipt of written demand therefor such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender submitted to Parent by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto).

(b) If, after the later of the Closing Date and the date such entity becomes a Lender hereunder, the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after such date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then within 10 days after receipt of written demand by such Lender (with a copy to Administrative Agent), Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the Closing Date. Each Lender (on its own behalf), upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.09(b), will, as promptly as practicable upon ascertaining knowledge thereof, give written notice thereof to Parent, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. Without limiting Section 12.06(e), the failure to give any such notice with respect to a particular event shall not release or diminish any of Borrowers’ obligations to pay additional amounts pursuant to this Section 2.09(b) for amounts accrued or incurred after the date of such notice with respect to such event. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, orders, requests, guidelines or directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case, are deemed to have been adopted and to have taken effect after the Closing Date.

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(c) This Section 2.09 shall not apply to any demand (i) made after the 180th day following the requesting Lender’s knowledge that it would be entitled to any such amounts or (ii) not demanded of other borrowers having similar provisions to this Section 2.09.

SECTION 2.10 Interest Act (Canada); Criminal Rate of Interest.

(a) Notwithstanding Section 4.06 and anything to the contrary contained in this Agreement or in any other Credit Document, solely to the extent that (i) a court of competent jurisdiction finally determines that the calculation or determination of interest payable by Parent in respect of the Obligations pursuant to this Agreement and the other Credit Documents shall be governed by the laws of any province of Canada or the federal laws of Canada, or (ii) the Interest Act (Canada) otherwise applies: whenever interest payable by Parent is calculated on the basis of a period which is less than the actual number of days in a calendar year, each rate of interest determined pursuant to such calculation is, for the purposes of the Interest Act (Canada), equivalent to such rate multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and divided by the number of days used as the basis of such calculation. Each Borrower confirms that it understands and is able to calculate the rate of interest applicable to the Obligations based on the methodology for calculating per annum rates provided in this Agreement.

(b) In no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, (the “Criminal Code Section”)) payable (whether by way of payment, collection or demand) by any Credit Party or received by any Lender under this Agreement or any other Credit Document exceed the effective annual rate of interest on the “credit advanced” (as defined in that section) under this Agreement or such other Credit Document lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement or any other Credit Document in respect of “interest” (as defined in that section) is determined to be contrary to the provisions of that section, then the amount of such payment or collection shall be refunded by Administrative Agent and the applicable Lender to Credit Parties with such “interest” deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the Criminal Code Section to result in a receipt by Administrative Agent or such Lender of interest at a rate not in contravention of the Criminal Code Section, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amounts or rates of interest required to be paid to Administrative Agent or such Lender; and then, by reducing any Fees, charges, expenses and other amounts required to be paid to Administrative Agent or such Lender which would constitute “interest”. Notwithstanding the foregoing, and after giving effect to all such adjustments, if Administrative Agent or any Lender shall have received an amount in excess of the maximum permitted by the Criminal Code Section, then the Credit Parties shall be entitled, by notice in writing to Administrative Agent or such Lender, to obtain reimbursement from Administrative Agent or such Lender in an amount equal to such excess. For the purposes of this Agreement and each other Credit Document to which Parent is a party, the effective annual rate of interest payable by it shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Institute of Actuaries appointed by Administrative Agent for the account of the Credit Parties will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

SECTION 2.11 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.11 so long as such Lender is a Defaulting Lender.

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(b) (i) Except as otherwise expressly provided for in this Section 2.11, Loans shall be made pro rata from Lenders holding Commitments which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Loans shall be applied to reduce such type of Loans of each Lender (other than any Defaulting Lender) holding a Commitment in accordance with their Commitment Percentages; provided that Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Administrative Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or Fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Administrative Agent. Administrative Agent may hold and, in its discretion, re-lend to Borrowers the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) Fees pursuant to Section 3.01 shall cease to accrue in favor of such Defaulting Lender.

(c) A Defaulting Lender shall not be entitled to give instructions to Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement or the other Credit Documents, and all amendments, waivers and other modifications of this Agreement or the other Credit Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Loans or a Commitment Percentage; provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in Section 12.01(a)(i) or 12.01(a)(iii).

(d) Other than as expressly set forth in this Section 2.11, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.11 shall be deemed to release any Defaulting Lender from its obligations under this Agreement or the other Credit Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Administrative Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Administrative Agent and Parent agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Administrative Agent will so notify the parties hereto.

SECTION 2.12 Term SOFR.

(a) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. Administrative Agent will promptly notify Borrowers and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(b) Funding Losses. In the event of (i) the payment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (iii) the failure to borrow or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, Borrowers shall compensate each Lender for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Borrowers and shall be conclusive absent manifest error. Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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SECTION 2.13 Inability to Determine Rates.

(a) Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and Required Lenders have provided notice of such determination to Administrative Agent, then, in each case, Administrative Agent will promptly so notify Borrowers and each Lender.

Upon notice thereof by Administrative Agent to Borrowers, any obligation of the Lenders to make SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until Administrative Agent (with respect to clause (b), at the instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (x) Borrowers may revoke any pending request for a borrowing of SOFR Loans (to the extent of the affected SOFR Loans) or, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of Prime Rate Loans in the amount specified therein, and (y) any outstanding affected SOFR Loans will be deemed to have been converted into Prime Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrowers shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.12(b).

SECTION 2.14 Illegality (SOFR). In furtherance and not in limitation of Section 2.09(b), if any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, or Term SOFR, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, or Term SOFR, then, upon notice thereof by such Lender to Borrowers (through Administrative Agent) (an “Illegality Notice”), any obligation of the Lenders to make SOFR Loans shall be suspended. Upon receipt of an Illegality Notice, Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Prime Rate Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.12(b).

SECTION 2.15 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth Business Day after Administrative Agent has posted such proposed amendment to all affected Lenders and Borrowers so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.15(a) will occur prior to the applicable Benchmark Transition Start Date.

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(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(c) Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Administrative Agent will notify Borrowers of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.15(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.15.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, (i) Borrowers may revoke any pending request for a borrowing of SOFR Loans to be made during any Benchmark Unavailability Period and, failing that, Borrowers will be deemed to have converted any such request into a request for a borrowing of Prime Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Prime Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Prime Rate.

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ARTICLE III

Fees

SECTION 3.01 Fees Generally. Borrowers shall pay to Administrative Agent and Sole Arranger such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between Borrowers and Administrative Agent and Sole Arranger, as applicable).

SECTION 3.02 Unused Line Fee. Borrowers shall pay to Administrative Agent, for the benefit of Lenders, an unused line fee (the “Unused Line Fee”) equal to the product of (a) the Applicable Unused Line Fee Rate (as defined below) multiplied by (b) the difference between (i) the Aggregate Commitment and (ii) the average daily closing aggregate outstanding principal amount of the Loans during the period for which the Unused Line Fee is due. The Unused Line Fee shall accrue at all times from the Closing Date through the Commitment Termination Date (or the date of any earlier Termination Date) and shall be payable monthly in arrears on each Payment Date, commencing on the first Payment Date following the Closing Date, and on the Commitment Termination Date (or the date of any earlier Termination Date). As used in this Section 3.02, “Applicable Unused Line Fee Rate” shall mean (x) for the period beginning on the Closing Date and ending on the day immediately prior to the first anniversary of the Closing Date, a rate of [***] per annum, and (y) for the period beginning on the first anniversary of the Closing Date and ending on the Commitment Termination Date (or the date of any earlier Termination Date), a rate of [***] per annum.

ARTICLE IV
Payments of Loans; Reduction and Termination of Commitments;
Release of Borrowers and Mortgaged Properties

SECTION 4.01 Payment on Maturity Date or upon Acceleration. Borrowers agree to pay to Administrative Agent, for the benefit of Lenders, the outstanding principal and accrued and unpaid interest due on the Loans (a) on the Maturity Date and (b) upon such earlier date on which the Obligations are accelerated or otherwise become due pursuant to the terms of this Agreement. The Make-Whole Amount, if applicable in accordance with the definition thereof, shall be due and payable at the time of any prepayment made pursuant to this Section 4.01.

SECTION 4.02 Prepayments.

(a) Voluntary Prepayments. Borrowers may, at their option, prepay the outstanding principal amount of the Loans in whole or in part at any time prior to the Maturity Date; provided that, unless consented to in writing by Administrative Agent in its discretion, any such prepayment shall be in an aggregate principal amount of not less than $2,500,000 or a larger multiple of $2,500,000. Borrowers shall give Administrative Agent prior written notice of at least five Business Days before such prepayment (provided Administrative Agent may allow a shorter notice period, in its discretion), specifying the aggregate amount and date of such prepayment, and such notice shall be irrevocable. The Make-Whole Amount, if applicable in accordance with the definition thereof, shall be due and payable at the time of any prepayment made pursuant to this Section 4.02(a). Amounts prepaid pursuant to this Section 4.02(a), (i) shall not result in a reduction of the Aggregate Commitments and (ii) may be reborrowed in accordance with Section 2.01, subject to satisfaction of the conditions set forth in Section 5.02 and the last sentence of Section 2.01.

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(b) Mandatory Prepayments. If at any time and for any reason (including as a result of any reduction in the Aggregate Appraised Value or the Borrowing Base) the aggregate outstanding principal amount of the Loans exceeds the Maximum Loan Amount (an “Overadvance”), Borrowers shall, subject to the last sentence of this Section 4.02(b), immediately, but in no event later than two Business Days immediately succeeding the date of such Overadvance, make a prepayment of the Loans in an amount, rounded upward to the nearest $100,000, necessary to eliminate such Overadvance. If required pursuant to and in accordance with Section 4.07 in connection with any exercise of Borrowers’ option to release a Borrower and the Mortgaged Property owned by such Borrower from this Agreement and the other Credit Documents, Borrowers shall make Required Release Prepayments. The Make-Whole Amount, if applicable in accordance with the definition thereof, shall be due and payable at the time of any prepayment made pursuant to this Section 4.02(b). Amounts prepaid pursuant to this Section 4.02(b) as a result of an Overadvance, (i) shall not result in a reduction of the Aggregate Commitments and (ii) may be reborrowed in accordance with Section 2.01, subject to satisfaction of the conditions set forth in Section 5.02 and the last sentence of Section 2.01. Notwithstanding the foregoing provisions of this Section 4.02(b) or any other provision of this Agreement to the contrary, to the extent an Overadvance exists as a result of the Reduced Appraised Value becoming applicable to any Mortgaged Property following the occurrence of an Appraisal Trigger Event in accordance with the definition of Appraised Value, Borrowers shall have an extended period of time to make the prepayment of the Loans pursuant to this Section 4.02(b), not to exceed 15 Business Days from the date of such Appraisal Trigger Event.

(c) Application of Prepayments. With respect to each prepayment of the Loans made pursuant to Section 4.02(a) or 4.02(b), the amounts prepaid shall be applied, so long as no Application Event shall have occurred and be continuing, first, to pay any fees and expenses of Administrative Agent under the Credit Documents until paid in full, second, to pay any fees and expenses of the Lenders under the Credit Documents and any Make-Whole Amount on a ratable basis until paid in full, third, to pay any accrued and unpaid interest on the outstanding principal amount of the Loans on a ratable basis until paid in full and fourth, to pay the outstanding principal amount of the Loans on a ratable basis. For purposes of calculation of any applicable Make-Whole Amount in connection with any prepayment of the Loans made pursuant to Section 4.02(a) or 4.02(b), all prior prepayments shall be deemed to have been applied to reduce the outstanding Loans in chronological order starting with the oldest Loans outstanding

(d) Promise to Pay. In furtherance of the foregoing obligations in this Article IV, each Borrower hereby irrevocably promises to pay all Obligations, including the outstanding aggregate principal amount of the Loans, accrued and unpaid interest and Fees, as the same become due and payable hereunder and, in any event, on the Maturity Date.

SECTION 4.03 Optional Termination or Reduction of Commitments; Termination of Commitments; Application of Collateral Proceeds.

(a) Optional Termination or Reduction. From and after, but not prior to, the date that is six months after the Closing Date, Borrowers may, upon written notice to Administrative Agent, terminate the unused portion of the Aggregate Commitment, or from time to time reduce the unused portion of the Aggregate Commitment; provided that (a) each such notice must be received by Administrative Agent at least five Business Days prior to the effective date of such termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $2,500,000 or a larger multiple of $2,500,000, and (c) Borrowers shall not terminate or reduce the Aggregate Commitment if, after giving effect thereto and to any concurrent prepayments hereunder, an Overadvance would exist. Each notice delivered pursuant to this Section 4.03(a) shall be irrevocable; provided, however, that a notice of voluntary termination under this Section 4.03(a) may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case if such condition will not be satisfied such notice may be revoked by Borrowers (by notice to Administrative Agent at least one Business Day prior to the specified effective date that provides Administrative Agent with the reason, in reasonable detail, for such revocation).

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(b) Mandatory Termination. The Commitments shall automatically terminate on the Commitment Termination Date.

(c) Application of Commitment Reductions. Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portion of the Aggregate Commitment pursuant to Section 4.03(a). Upon any termination or reduction of the unused portion of the Aggregate Commitment, the Commitment of each Lender shall be deemed reduced by such Lender’s ratable share of the amount of such termination or reduction.

(d) Application of Collateral Proceeds. Notwithstanding anything to the contrary in Section 4.02(c) or this Section 4.03, all proceeds of Collateral received by Administrative Agent or any other Person pursuant to the exercise of remedies against the Collateral, and all payments received upon and after the acceleration of any of the Obligations (an “Application Event”) shall be applied as follows (subject to adjustments pursuant to any agreements entered into among the Lenders):

(i) first, to pay any costs and expenses of Administrative Agent (in its capacity as Administrative Agent) and fees then due to Administrative Agent (in its capacity as Administrative Agent) under the Credit Documents, including any indemnities then due to Administrative Agent (in its capacity as Administrative Agent) under the Credit Documents, until paid in full,

(ii) second, to pay any fees and premiums then due to Administrative Agent (in its capacity as Administrative Agent) or Sole Arranger under the Credit Documents or otherwise until paid in full,

(iii) third, ratably to pay any costs, expense reimbursements, fees or premiums of Lenders and indemnities then due to any of the Lenders under the Credit Documents until paid in full,

(iv) fourth, ratably to pay accrued and unpaid interest due in respect of the outstanding principal amount of the Loans until paid in full,

(v) fifth, ratably to pay the outstanding principal amount of the Loans in the inverse order of maturity until the Loans are paid in full,

(vi) sixth, to pay any other Obligations, and

(vii) seventh, to Borrowers or such other Person entitled thereto under Applicable Law.

SECTION 4.04 Payment of Obligations; Method and Place of Payment.

(a) The obligations of each Credit Party hereunder and under each other Credit Document are not subject to any condition, deduction for or withholding for, any claim, counterclaim, right of rescission, defense, recoupment, set-off, Taxes or deduction of any kind. Subject to Section 4.04(b), and except as otherwise specifically provided herein, all payments under any Credit Document shall be made by the Credit Parties, free and clear of, and without condition, deduction for or withholding for, any claim, counterclaim, right of rescission, defense, recoupment, set-off, Taxes or deduction of any kind, to Administrative Agent for the ratable account of the Secured Parties entitled thereto, not later than 5:00 p.m. on the date when due and shall be made in immediately available funds in Dollars to Administrative Agent. Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by Administrative Agent prior to 5:00 p.m. on such day) like funds relating to the payment of principal or interest or Fees ratably to the Secured Parties entitled thereto.

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(b) For purposes of computing interest or fees, any payments under this Agreement or any other Credit Document that are made later than 5:00 p.m., shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue during such extension at the applicable rate in effect immediately prior to such extension.

(c) Borrowers shall make each payment under any Credit Document by wire transfer to such deposit account as Administrative Agent shall notify Parent in writing from time to time within a reasonable time prior to such payment.

(d) Unless Administrative Agent shall have received notice from Parent prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, as the case may be, the amount due. With respect to any payment that Administrative Agent makes for the account of the Lenders hereunder as to which Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) Borrowers have not in fact made such payment; (ii) Administrative Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed); or (iii) Administrative Agent has for any reason otherwise erroneously made such payment, then each applicable Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (ii) each payment of interest on Loans by any Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

SECTION 4.05 Taxes.

(a) Any and all payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.05) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b) The Credit Parties shall timely pay, and shall authorize Administrative Agent to pay in their name, to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes. As soon as practicable after the date of any payment of Taxes or Other Taxes by any Credit Party, the Credit Parties shall furnish to Administrative Agent, at its address referred to in Section 12.02, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to Administrative Agent.

(c) The Credit Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.05) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Parent by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this Section 4.05(d).

(e) As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 4.05, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Parent and Administrative Agent, at the time or times reasonably requested by Parent or Administrative Agent, such properly completed and executed documentation reasonably requested by Parent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Parent or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Parent or Administrative Agent as will enable Parent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.05(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Parent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Parent within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code in customary form consistent with the Model Credit Agreement Provisions of the Loan Syndications and Trading Association (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Parent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Parent or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Parent or Administrative Agent to determine the withholding or deduction required to be made; and

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(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Parent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Parent or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Parent or Administrative Agent as may be necessary for Parent and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Parent and Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section 4.05 (including by the payment of additional amounts pursuant to this Section 4.05), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section 4.05 with respect to the Taxes giving rise to such refund or credit), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.05(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund or credit to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.05(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.05(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund or credit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.05(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 4.05 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of all obligations under any Credit Document.

SECTION 4.06 Computations of Interest and Fees. All interest and fees to be paid hereunder or under any other Credit Document shall be computed on the basis of the actual number of days occurring during the period for which such interest or fee is payable over a year comprised of 365-366 days, as applicable. Payments due hereunder or under any other Credit Document on a day that is not a Business Day shall (except as otherwise required by) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment. Each determination by Administrative Agent of an interest rate and fees hereunder or under any other Credit Document shall be presumptive evidence of the correctness of such rates and fees, absent manifest error.

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SECTION 4.07 Release of Borrowers and Collateral.

(a) At the option of Borrowers, any Borrower shall be released from its obligations under this Agreement and the other Credit Documents, and the Mortgaged Property and the other Collateral owned by such Borrower (each, a “Specified Mortgaged Property”) shall be released from the Liens of the Secured Parties, upon satisfaction of the following conditions; provided that, without Administrative Agent’s prior written consent (which consent may be withheld in Administrative Agent’s discretion), under no circumstances shall any Permanent Borrower and the Mortgaged Property owned by any Permanent Borrower be released from this Agreement and the Liens created hereunder pursuant to this Section 4.07:

(i) Borrowers shall have delivered to Administrative Agent written notice in form and substance reasonably satisfactory to Administrative Agent (each, a “Release Notice”) of their intention to exercise such option, setting forth or attaching (as applicable):

(A) the name of the applicable Borrower and Specified Mortgaged Property;

(B) the date on which such release shall be effective (each, a “Release Date”), provided that no Release Date shall be a date earlier than 10 Business Days following the date on which Administrative Agent received such Release Notice (provided Administrative Agent may allow a shorter notice period, in its discretion);

(C) the following amounts (together with Borrowers’ certification that such amounts are true, correct and complete): (1) the aggregate outstanding principal amount of the Loans as of the date of such Release Notice, and (2) the amount of the applicable Required Release Prepayment (as defined below), if applicable; and

(D) Borrowers’ certification that (1) as of the date of such Release Notice and as of such Release Date, no Default or Event of Default shall have occurred and be continuing, and (2) that on a pro forma basis after giving effect to (i) the release of such Borrower and Specified Mortgaged Property on such Release Date (taking into account the resulting reduction in the Borrowing Base) and (ii) any Required Release Payment, no Overadvance shall exist;

(ii) No Loans shall be advanced (and Borrowers shall not deliver any Borrowing Request) pursuant to Section 2.01, and no prepayments of the Loans (other than a Required Release Prepayment, if required pursuant to Section 4.07(a)(iii)) shall be made, in each case during the period between the date of the Release Notice and such Release Date;

(iii) If an Overadvance would exist after giving effect to the release of such Borrower and Specified Mortgaged Property on such Release Date, on or prior to such Release Date Borrowers shall have made a prepayment of the Loans in a minimum amount sufficient to ensure that no Overadvance shall exist after giving effect to such release on such Release Date, together with any applicable Make-Whole Amount (the “Required Release Prepayment”);

(iv) No Default or Event of Default shall have occurred and be continuing on such Release Date immediately prior to, and immediately following, the release of such Borrower and Specified Mortgaged Property pursuant to such Release Notice; and

(v) Borrowers shall have provided Administrative Agent with any additional information reasonably requested by Administrative Agent in connection with such Release Notice and the release of such Borrower and Specified Mortgaged Property contemplated thereby (which information shall be requested by Administrative Agent as promptly as practicable (but in any event, not less than three Business Days prior to the applicable Release Date) following its receipt of such Release Notice).

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(b) To the extent that all conditions set forth in Section 4.07(a) have been satisfied, then the applicable Borrower and Specified Mortgage Property shall be released from the Credit Documents effective as of the applicable Release Date, such Borrower shall no longer be considered a Borrower for any purpose under this Agreement and the other Credit Documents, and, in connection with such release Administrative Agent shall, at Borrowers’ expense, take the actions described in Section 12.18(c). At the time of any release of a Borrower and Specified Mortgaged Property in accordance with this Section 4.07, the Property Schedule as in effect at such time shall be updated by Administrative Agent to reflect such release and set forth the new Aggregate Appraised Value (which shall be reduced by the Appraised Value of any Specified Mortgage Property released pursuant to this Section 4.07) and Borrowing Base and a copy thereof shall be delivered to the Credit Parties. A Release Notice may contain the required information and certifications set forth in Section 4.07(a) with respect to multiple Borrowers and Mortgaged Properties. Any release effected pursuant to this Section 4.07 shall be permanent and no Borrower released pursuant to this Section 4.07, and no Credit Party, shall have any ability or right to cause any released Borrower or any Specified Mortgaged Property to again become a Borrower or a Mortgaged Property under this Agreement.

ARTICLE V
Conditions Precedent to the Loans

SECTION 5.01 Closing Date. The effectiveness of this Agreement, and the obligation of each Lender to make the Loans on the Closing Date as provided for hereunder is subject to the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the following conditions precedent not later than 1:00 p.m. on the Closing Date, unless any such condition is waived in accordance with Section 12.01:

(a) Credit Documents. Administrative Agent shall have received the following documents, duly executed by an Authorized Officer of each applicable Credit Party and each other relevant party:

(i) this Agreement;

(ii) the Security Agreement;

(iii) the Notes, to the extent requested;

(iv) each other Security Document to be executed on the Closing Date; and

(v) each other Credit Document to be executed on the Closing Date.

(b) Collateral.

(i) Administrative Agent shall have received the results of a search of the UCC filings (or equivalent filings), in addition to tax Lien, judgment Lien, bankruptcy and litigation searches made with respect to each Borrower, together with copies of the financing statements and other filings (or similar documents) disclosed by such searches, and accompanied by evidence reasonably satisfactory to Administrative Agent that the Liens indicated in any such financing statement and other filings (or similar document) are Permitted Liens or have been released or will be released substantially simultaneously with the making of the Loans on the Closing Date.

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(ii) Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to Administrative Agent, that appropriate UCC financing statements (including fixture filings, if necessary) have been duly filed, or that arrangements for filing reasonably satisfactory to Administrative Agent have been made, in such office or offices as may be necessary or, in the reasonable opinion of Administrative Agent, desirable, to perfect Administrative Agent’s Liens in and to the Collateral and certified searches reflecting the filing of all such financing statements.

(c) Legal Opinions. Administrative Agent shall have received executed legal opinions of Winston & Strawn LLP, counsel to the Credit Parties, Fasken Martineau DuMoulin LLP, Canadian counsel to the Credit Parties and the other law firms providing local counsel opinions, which opinions shall be addressed to Administrative Agent and the other Secured Parties and shall be in form and substance reasonably satisfactory to Administrative Agent.

(d) Manager’s Certificates. Administrative Agent shall have received a certificate for each Credit Party, duly executed and delivered by a manager, managing member or Authorized Officer of such Credit Party, as to:

(i) resolutions of such Credit Party’s sole member, board of managers, or other managing body, as applicable, then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Credit Documents applicable to such Person and the execution, delivery and performance of each Credit Document, in each case, to be executed by such Credit Party;

(ii) the incumbency and signatures of its Authorized Officers who will be signing Credit Documents;

(iii) subject to Section 8,11, true, complete and correct copies of such Credit Party’s Organization Documents, as amended, modified or supplemented as of Closing Date, certified by the appropriate officer or official body of the jurisdiction of organization of such Person; and

(iv) a certificate of good standing or letter or certificate of status (or the local equivalent thereof, if applicable) with respect to such Credit Party, dated as of a recent date acceptable to Administrative Agent, in its reasonable discretion, such certificate to be issued by the appropriate officer or official body of (A) the jurisdiction of organization of such Credit Party, and (B) if the Mortgaged Properties of such Credit Party are located in a state different than such Credit Party’s jurisdiction of organization, such state of location, in each case, which certificate shall indicate that such Credit Party is in good standing (or the local equivalent thereof, if applicable) in such jurisdiction, which certificates shall provide that each Secured Party may conclusively rely thereon until it shall have received a further certificate of a manager, managing member or Authorized Officer of such Credit Party canceling or amending the prior certificate of such Person.

(e) Other Documents and Certificates. Administrative Agent shall have received the following:

(i) a certificate, duly executed and delivered by an Authorized Officer of each of the Credit Parties, certifying that each of the following statements are true and correct as of the Closing Date:

(A) the Credit Parties have obtained all required approvals and consents of all Governmental Authorities and other third parties, if applicable, with respect to the consummation of the Transactions and the operation of the Credit Parties’ business;

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(B) both before and after giving effect to the Transactions, including the borrowing of the Loans on the Closing Date, (1) no Default or Event of Default has occurred or would result therefrom, (2) no default, event of default or material breach under any Material Contract has occurred or would result therefrom and (3) each Material Contract remains in full force and effect and no Borrower has received any notice of termination or non-renewal from the other party thereto;

(C) both immediately before and immediately after giving effect to the Transactions, no Material Adverse Effect has occurred since December 31, 2024, that is continuing;

(D) all representations and warranties made by each Credit Party contained herein or in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule);

(E) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the Transactions has been issued and remains in force by any Governmental Authority against any Credit Party, Administrative Agent or any Lender; and

(F) no order or injunction shall have been issued, and there is no pending litigation with respect to which there is a reasonable possibility of a decision, that could reasonably be expected to result in a Material Adverse Effect, and there is no pending litigation seeking to prohibit, enjoin or prevent any of the Transactions; and

(ii) a Disbursement Letter dated as of the Closing Date, duly executed and delivered by Borrowers and detailing the planned distribution of proceeds from the Loans made on the Closing Date.

(f) Solvency. Administrative Agent shall be reasonably satisfied, based on financial statements (actual and pro forma), projections and other evidence provided by Credit Parties, or requested by Administrative Agent, that Borrowers, on a combined basis, and the Credit Parties, on a consolidated basis, after incurring the Loans, will be Solvent and Administrative Agent shall have received and shall be reasonably satisfied with a certificate of an Authorized Officer of Parent, on behalf of the Credit Parties, confirming the solvency of such Persons after giving effect to the Transactions.

(g) Insurance. Except as otherwise provided in Section 8.11, Administrative Agent shall have received certificates of insurance, together with the endorsements thereto, naming Administrative Agent as an additional insured on behalf of the Lenders and lender loss payee as to casualty insurance, in each case, as to the insurance required by Section 8.03, in form and substance reasonably satisfactory to Administrative Agent.

(h) Payment of Outstanding Indebtedness. (a) On the Closing Date, Borrowers shall have no outstanding Indebtedness other than the Loans hereunder and the Indebtedness (if any) listed on Schedule 7.24 or otherwise permitted by Section 9.01, Parent shall have no outstanding Indebtedness other than the Indebtedness permitted by Section 9.01 of the Term Loan Credit Agreement and Administrative Agent shall have received copies of all documentation and instruments evidencing the discharge of all Indebtedness paid off in connection with the Transactions and the transactions contemplated by this Agreement, and (b) all Liens (other than Permitted Liens) securing payment of any such Indebtedness shall have been released and Administrative Agent shall have received pay-off letters, all form UCC-3 termination statements, all releases or terminations of intellectual property security agreements and other instruments as may be reasonably requested by Administrative Agent in connection therewith.

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(i) Material Adverse Effect. Administrative Agent shall have determined that, both immediately before and immediately after giving effect to the Transactions, no Material Adverse Effect has occurred since December 31, 2024, that is continuing.

(j) Fees, Expenses and Interest. Each of Administrative Agent and the Lenders shall have received, for its own respective account, (i) all documented fees and reasonable and documented expenses due and payable to such Person hereunder, and (ii) the reasonable and documented Fees, costs and expenses due and payable to such Person on the Closing Date pursuant Sections 3.01 and 12.05 (including the reasonable fees, disbursements and other charges of counsel).

(k) Patriot Act; Proceeds of Crime Act Compliance and Reference Checks. To the extent obtained by Administrative Agent, Administrative Agent shall have received completed reference checks with respect to each Credit Party’s senior management, and any required Patriot Act and Proceeds of Crime Act compliance, the results of which are reasonably satisfactory to Administrative Agent in its sole discretion.

(l) Due Diligence. Administrative Agent shall have completed and be reasonably satisfied with the results of its business, legal, and collateral due diligence on the Credit Parties, including: (i) corporate, capital and legal structure of the Credit Parties; (ii) financial information; and (iii) review of all third-party reports, title documents, environmental reports, surveys and other relevant materials with respect to the Mortgaged Properties.

(m) Material Contracts. Administrative Agent shall have received a copy of each Material Contract (if written) of which Administrative Agent requested a copy, and the results of Administrative Agent’s review thereof shall be reasonably satisfactory to Administrative Agent.

(n) No Default, Representations and Warranties and No Injunctions.

(i) The Credit Parties have obtained all required approvals and consents of all Governmental Authorities and other third parties, if applicable, with respect to the consummation of the Transactions and the operation of the Credit Parties’ business;

(ii) Both before and after giving effect to the Transactions, including the borrowing of the Loans on the Closing Date, (A) no Default or Event of Default has occurred or would result therefrom, (B) no default, event of default or material breach under any Material Contract has occurred or would result therefrom and (C) each Material Contract remains in full force and effect and no Borrower has received any notice of termination or non-renewal from the other party thereto;

(iii) All representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule);

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(iv) No injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the Transactions shall have been issued and remain in force by any Governmental Authority against any Credit Party, Administrative Agent or any Lender; and

(v) There shall be no order or injunction or pending litigation in which there is a reasonable possibility of a decision that could reasonably be expected to have a Material Adverse Effect, and no pending litigation seeking to prohibit, enjoin or prevent any of the Transactions.

(o) Mortgaged Properties. Administrative Agent shall have received, with respect to each Mortgaged Property, each of the following (except as otherwise provided in Section 8.11), in form and substance reasonably satisfactory to Administrative Agent:

(i) a Mortgage, duly executed by the Borrower owning such Mortgaged Property;

(ii) an ALTA survey thereof (recently prepared, if the company issuing the Title Policy therefor so requires to remove any survey exception), prepared by a licensed surveyor;

(iii) a Title Policy;

(iv) a zoning report or other zoning certification or information reasonably satisfactory to Administrative Agent, and an environmental site assessment, reflecting such Mortgaged Property’s compliance with Applicable Law, to the extent requested by Administrative Agent;

(v) if such Mortgaged Property is in a flood zone, a flood notification form signed by the applicable Borrower or Parent and evidence that flood insurance is in place for the buildings and their contents located thereon, to the extent requested by Administrative Agent; and

(vi) evidence that a counterpart of such Mortgage has been recorded, or that arrangements for recording reasonably satisfactory to Administrative Agent have been made, in the proper recording office to create a valid and enforceable first priority Lien in favor of Administrative Agent for the benefit of itself, the Lenders and the other Secured Parties.

(p) Anti-Money-Laundering; Beneficial Ownership. The Credit Parties will have provided, at least three Business Days prior to the Closing Date, the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, to the extent requested at least five Business Days prior to the Closing Date. In addition, at least three days prior to the Closing Date, any Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification.

SECTION 5.02 Conditions to Loans on Subsequent Funding Dates. The obligation of each Lender to make Loans on any Subsequent Funding Date is subject to the fulfillment, to the satisfaction of Administrative Agent and each Lender, of each of the following conditions precedent prior to 10:00 a.m. on the Subsequent Funding Date, unless any such condition is waived in accordance with Section 12.01:

(a) the aggregate outstanding principal amount of Loans, on a pro forma basis after giving effect to the Loans to be made on such Subsequent Funding Date, shall not exceed the lesser of the Maximum Loan Amount and the Borrowing Base;

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(b) Borrowers shall have delivered, not less than 10 Business Days prior to such Subsequent Funding Date (provided Lenders may allow a shorter notice period in their discretion), a Borrowing Request to Administrative Agent setting forth, among other things, (i) such Subsequent Funding Date and (ii) the aggregate principal amount of such Loans to be made on such Subsequent Funding Date, which aggregate principal amount shall not be less than $2,500,000 or a larger multiple of $2,500,000, and which Borrowing Request shall be irrevocable;

(c) both before and after giving effect to the making of the Loans on such Subsequent Funding Date, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no default, event of default or material breach under any Material Contract has occurred or would result therefrom;

(d) all representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule), in each case, with the same effect as though such representations and warranties had been made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality, Material Adverse Effect or similar language, or by a qualifying exhibit or schedule));

(e) no event, act or condition that with notice or lapse of time, or both, would constitute an Appraisal Trigger Event exists;

(f) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the Transactions shall have been issued and remain in force by any Governmental Authority against any Credit Party, Administrative Agent or any Lender;

(g) no order or injunction shall have been issued, and there is no pending litigation with respect to which there is a reasonable possibility of a decision, that could reasonably be expected to result in a Material Adverse Effect, and there is no pending litigation seeking to prohibit, enjoin or prevent any of the Transactions; and

(h) Administrative Agent shall have received such resolutions, manager’s certificates, Mortgage amendments, Title Policy updates, Lien releases and other agreements, instruments and documents reasonably requested by Administrative Agent or any Lender in connection therewith at least three Business Days prior to the applicable Subsequent Funding Date.

Each borrowing of the Loans on a Subsequent Funding Date shall be deemed to constitute a representation and warranty by Borrowers on the date thereof as to the matters specified in paragraphs (a), (c), (d), (e) and (f) of this Section 5.02.

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ARTICLE VI
Guarantee

SECTION 6.01 Guarantee.

(a) To induce the Lenders to make the Loans and each other Secured Party to make credit available to or for the benefit of one or more Credit Parties, each Guarantor party to this Agreement hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary Credit Party and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Credit Document, of all the Obligations of the other Credit Parties whether existing on the Closing Date or hereinafter incurred or created (the “Guarantor Obligations”, which in no event shall include any Excluded Hedging Obligations). The Guarantor Obligations shall include interest accruing at the then applicable rate provided herein after the maturity thereof and interest accruing at the then applicable rate provided herein after the commencement of any Insolvency Event relating to any Borrower or any other Credit Party, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement or any other Credit Document, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel and other advisors retained by, or for the benefit of, Administrative Agent or to the other Secured Parties that are required to be paid by Borrowers pursuant to the terms of any of the foregoing agreements) and all obligations and liabilities of such Guarantor that arise or may arise under or in connection with this Agreement or any other Credit Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel and other advisors retained by, or for the benefit of, Administrative Agent or the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of any such Credit Document) whether or not claims for any such amounts are allowed or allowable in any Insolvency Event. Each Guarantor’s guarantee hereunder constitutes a guarantee of payment and not of collection. Each Guarantor acknowledges that it will derive a material benefit, directly or indirectly, from the making of the Loans to Borrowers hereunder.

(b) Any term or provision of this Agreement or any other Credit Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable under this guarantee shall not exceed the maximum amount for which such Guarantor can be liable without rendering the obligations of such Guarantor under this Agreement or any other Credit Document, as it relates to such Guarantor, subject to avoidance under Applicable Laws relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Applicable Laws) (collectively, the “Fraudulent Transfer Laws”). Any analysis of the provisions of this Article VI for purposes of the Fraudulent Transfer Laws shall take into account the right of contribution established in Section 6.02 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Article VI.

(c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this guarantee or affecting the rights and remedies of any Secured Party hereunder.

(d) This guarantee shall remain in full force and effect until the Termination Date occurs, notwithstanding that from time to time during the term of this Agreement no Guarantor Obligations may be outstanding.

(e) No payment made by any Borrower, any Guarantor, any other guarantor or any other Person or received or collected by any Secured Party from any Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, and each Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date occurs.

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SECTION 6.02 Guarantee Absolute and Unconditional. Each Guarantor waives to the fullest extent permitted by Applicable Law any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party upon this Agreement or acceptance of the guarantee contained in this Article VI. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Article VI and all dealings between any Borrower and any Guarantor, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Article VI. Each Guarantor, to the fullest extent permitted by Applicable Law, waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower or any Guarantor with respect to the Obligations. Each Guarantor waives, to the fullest extent permitted by law, any right such Guarantor may now have or hereafter acquire to revoke, rescind, terminate or limit (except as expressly provided herein) the guarantee set forth in this Article VI or any of its obligations hereunder. Each Guarantor understands and agrees, to the fullest extent permitted by Applicable Law, that the guarantee set forth in this Article VI shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, enforceability or avoidability of this Agreement or any other Credit Document, any of the Guarantor Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Borrower or any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrowers with respect to any Obligations, or of such Guarantor under this guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Guarantor Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

SECTION 6.03 Reinstatement. The guarantee set forth in this Article VI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guarantor Obligations is rescinded or must otherwise be restored or returned by any Secured Party, including upon the insolvency, bankruptcy, examinership, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, examiner, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

SECTION 6.04 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to Administrative Agent, for the benefit of the Lenders, free and clear of, and without condition, deduction for or withholding for, any claim, counterclaim, right of rescission, defense, recoupment, set-off, Taxes or deduction of any kind, in Dollars in accordance with Section 4.04(c).

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SECTION 6.05 Taxes. Each payment of the Guarantor Obligations will be made by each Guarantor subject to the same provisions as are set forth in Section 4.05.

SECTION 6.06 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 6.07. The provisions of this Section 6.06 shall in no respect limit the obligations and liabilities of any Guarantor to the Secured Parties, and each Guarantor shall remain liable to the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

SECTION 6.07 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of any Secured Party against any Borrower or any other Obligor or any collateral security or guarantee or right of offset held by any Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Borrower or any other Obligor in respect of payments made by such Guarantor under this guarantee, in each case, until after the Termination Date occurs. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time on or prior to the Termination Date, such amount shall be held by such Guarantor for the benefit of Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as Administrative Agent may determine in accordance with Section 4.03(d).

SECTION 6.08 Modification of the Guarantor Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Guarantor Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Guarantor Obligations continued, and the Guarantor Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, subordinated or released by any Secured Party, and this Agreement and the other Credit Documents, and any other documents executed and delivered in connection therewith may be amended, amended and restated, supplemented or otherwise modified or terminated, in whole or in part, as Administrative Agent (or Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Guarantor Obligations may be sold, exchanged, waived, surrendered, subordinated or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guarantor Obligations or for this Agreement or any other Credit Document or any property subject thereto.

SECTION 6.09 Joint and Several (Canada). Notwithstanding the foregoing or any other provision contained herein or in any other Credit Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person’s Obligations (and the Obligations of Parent), to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.

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ARTICLE VII
Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement and make the Loans as provided for herein, the Credit Parties make the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

SECTION 7.01 Status. Each Credit Party (a) is a duly organized or formed and validly existing limited liability company, corporation or other registered entity in good standing (or local law equivalent, if applicable) under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (or local law equivalent, if applicable) in all other jurisdictions where it does business or owns assets, except, in the case of this clause (b), where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

SECTION 7.02 Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered the Credit Documents to which it is a party and such Credit Documents constitute the legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is a party thereto in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, examinership, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

SECTION 7.03 No Violation. None of (a) the execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party and compliance with the terms and provisions thereof, (b) the consummation of the Transactions, or (c) the consummation of the other transactions contemplated hereby or thereby on the relevant dates therefor will (i) contravene any applicable provision of any material Applicable Law of any Governmental Authority, other than U.S. Federal Cannabis Laws, (ii) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Liens created under the Credit Documents) pursuant to any Material Contract or Lease to which any Credit Party is a party or by which it or any of its property or assets is bound, except for any breach or default (but not creation of Liens) referred to in this clause (ii) that would not reasonably be expected to result in a Material Adverse Effect, or (iii) violate, breach or conflict with any provision of the Organization Documents or Permit of any Credit Party.

SECTION 7.04 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of any Credit Party, threatened, litigation, action, proceeding or labor controversy (including strikes, lockouts or slowdowns against any Borrower) (a) which would reasonably be expected to have a Material Adverse Effect or (b) which purports to affect the legality, validity or enforceability of any Credit Document or the Transactions. There is no outstanding judgment rendered by any court or tribunal against any Credit Party thereof which could reasonably be expected to have a Material Adverse Effect.

SECTION 7.05 Use of Proceeds; Regulations T, U and X. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 8.10. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with Regulation T, Regulation U or Regulation X.

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SECTION 7.06 Approvals, Consents, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any contract or instrument (other than (a) those that have been duly obtained or made and which are in full force and effect, or if not obtained or made, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) the filing of UCC financing statements and the recording of the Mortgages, and (c) the filings or other actions necessary to perfect Liens under the Credit Documents) is required for the consummation of the Transactions or the due execution, delivery or performance by any Credit Party of any Credit Document to which it is a party, or for the due execution, delivery or performance of the Credit Documents, in each case by any of the Credit Parties party thereto. There does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by the Credit Documents, the consummation of the Transactions, the making of the Loans or the performance by the Credit Parties of their Obligations under the Credit Documents.

SECTION 7.07 Investment Company Act. No Credit Party is, or will be after giving effect to the Transactions and the transactions contemplated under the Credit Documents, an “investment company” or a company “controlled” by a Person required to be registered as an “investment company”, within the meaning of the Investment Company Act of 1940.

SECTION 7.08 Accuracy of Information. None of the factual information and data (taken as a whole) at any time furnished by any Credit Party or any of their respective authorized representatives in writing to Administrative Agent or any Lender (including all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any of the Transactions contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data (taken as a whole) not materially misleading, in each case, at the time such information was provided in light of the circumstances under which such information or data was furnished; provided that, to the extent any such information was based upon or constitutes a forecast or projection, the Credit Parties represent only that such projections and forecasts reflect the best available estimates of future financial performance and the Credit Parties acted in good faith and utilized assumptions believed to be reasonable at the time made and due care in the preparation of such information, it being understood that (a) such projections and forecasts are as to future events and are not to be viewed as facts, and that actual results during the period or periods covered by any such projections and forecasts may differ significantly from the projected and forecasted results and such differences may be material and (b) forecasts and projections are subject to uncertainties and contingencies and no assurance can be given that any forecast or projection will be realized. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

SECTION 7.09 Financial Condition; Financial Statements. The tax returns and financial statements delivered to Administrative Agent present fairly in all material respects the financial position and results of operations of Parent and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes. The tax returns, financial statements and all of the balance sheets, all statements of income and of cash flow and all other financial information furnished pursuant to Section 8.01 have been and will for all periods following the Closing Date be prepared in accordance with GAAP, consistently applied. All of the financial information to be furnished pursuant to Section 8.01 will present fairly in all material respects the financial position and results of operations of Parent and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end audit adjustments and to the absence of footnotes. None of the Credit Parties have any Indebtedness or other material obligations or liabilities, direct or contingent that, either individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

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SECTION 7.10 Tax Returns and Payments. Each Credit Party has timely filed or caused to be timely filed all material Tax returns and reports required to have been filed (and all such Tax returns are true complete and correct in all material respects) and has paid or caused to be paid all material Taxes required to have been paid by it that are due and payable, except Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves in accordance with GAAP, or, with respect to Parent, for which Parent has established an uncertain tax position for Parent (and not, for the avoidance of doubt, any Borrower) on its balance sheet. Except for the ongoing tax audit of Parent, there are no proposed or pending tax assessments, deficiencies, audits or other proceedings with respect to any material amount of Taxes except such assessments, deficiencies, audits or other proceedings that relate to Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves in accordance with GAAP. No Credit Party has ever “participated” in a “reportable transaction” within the meaning of Section 1.6011-4 of the Treasury Regulations. No Credit Party is a party to any tax sharing or similar agreement. Except as permitted by Section 9.02(g), no Tax Lien has been filed and no material claim is being asserted, with respect to any such Tax, fee, or other charge.

SECTION 7.11 Plans; Intellectual Property. No Borrower maintains, or otherwise has any liability with respect to, any Plan. No Borrower owns or licenses any material IP Rights, other than customary terms of use agreements, terms of service agreements, software-as-a-service agreements, end user licenses, click-through agreements and similar use licenses with respect to the software used by such Borrower in the ordinary course of business.

SECTION 7.12 Subsidiaries. No Borrower has any Subsidiaries.

SECTION 7.13 Special Purpose Entities. Each Borrower is a Special Purpose Entity.

SECTION 7.14 Environmental Warranties.

(a) Except as set forth in Schedule 7.14:

(i) Each Borrower, its operations and its Mortgaged Property are and have at all times during such Borrower’s ownership, operation and use thereof been in material compliance with, and the Credit Parties have no material liability under, any applicable Environmental Law.

(ii) Each Borrower has obtained all material permits, licenses, certificates or authorizations required under Environmental Law (“Environmental Permits”) and necessary for the conduct of its operations and the ownership, operation and use of its Mortgaged Property. Each Borrower is in material compliance with the terms and conditions of such Environmental Permits, and all such Environmental Permits are valid and in good standing.

(iii) There has been no Release or threatened Release or any handling, management, generation, treatment, storage or disposal of Hazardous Materials in, on, at, under, to, or from any Mortgaged Property that has resulted in, or would reasonably expected to result in, material liability or obligations by any of the Credit Parties under Environmental Law or result in a material Environmental Claim.

(iv) There is no material Environmental Claim pending or, to the knowledge of the Credit Parties, threatened against any Borrower relating to the operations of such Borrower or its Mortgaged Property, and, to the knowledge of the Credit Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of a material Environmental Claim. No Borrower has received any written notice that is outstanding or unresolved to the effect that its operations are not in material compliance with any Environmental Law or Permit or are the subject of any investigation by any Governmental Authority evaluating whether any cleanup or other action is needed to respond to a Release or impose further controls on any existing discharge of Hazardous Materials to the environment.

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(v) No person with an indemnity, contribution or other obligation to any of the Borrowers relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation.

(vi) No Mortgaged Property is (i) listed or proposed for listing on the National Priorities List as defined in and promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any governmental or regulatory authority that indicates that any Credit Party has or may have an obligation to undertake investigatory or remediation obligations under applicable Environmental Laws.

(vii) No Lien has been recorded or, to the knowledge of any Credit Party, threatened under any Environmental Law with respect to any of the Mortgaged Properties.

(b) None of the matters, individually or in the aggregate, disclosed in Schedule 7.14 would reasonably be expected to have a Material Adverse Effect.

(c) With respect to the Mortgaged Properties, the Credit Parties have made available to Administrative Agent and the Lenders all material reports, assessments, audits, studies and investigations in the possession, custody or control of the Credit Parties concerning Environmental Claims or compliance with or liability or obligation under Environmental Law, including those concerning the condition of the Mortgaged Properties or the existence of Hazardous Materials at any Mortgaged Property.

SECTION 7.15 Ownership of Properties. Each Borrower owns (a) good and valid fee simple title to its Mortgaged Property, (b) in the case of owned personal property, good and valid title to such personal property, in each case, free and clear in each case of all Liens or claims except for Permitted Liens.

SECTION 7.16 No Default. No Credit Party is in default or material breach under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. On the Closing Date, after giving effect to the Transactions, Parent is not in default under or with respect to any Contractual Obligation in respect of Indebtedness.

SECTION 7.17 Solvency. On the Closing Date and each Subsequent Funding Date, after giving effect to the Transactions and the other transactions related thereto, each of (a) Borrowers, on a combined basis, and (b) the Credit Parties, on a consolidated basis, are Solvent.

SECTION 7.18 Locations of Offices, Records and Collateral. The address of the principal place of business and chief executive office of each Credit Party is, and the books and records of each Credit Party and all of its Chattel Paper (as defined in the UCC) and records of Accounts (as defined in the UCC) are maintained exclusively in the possession of such Credit Party at, the address of such Credit Party specified in Schedule 7.18 (or, after the Closing Date, at such other address permitted by Section 5.3 of the Security Agreement).

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SECTION 7.19 Compliance with Laws and Permits.

(a) Each Credit Party (a) is in material compliance with all Applicable Laws and Permits, including all applicable Canadian Cannabis Laws and U.S. State Cannabis Laws but excluding all U.S. Federal Cannabis Laws, and (b) has all requisite governmental licenses, Permits (including the Regulatory Licenses), authorizations, consents and approvals to operate its business as currently conducted, except in such instances in which (x) such requirement of Applicable Laws, Permits, government licenses, authorizations or approvals are being contested in good faith by appropriate proceedings diligently conducted or (y) the failure to have or comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Neither any Credit Party, nor, to the knowledge of the Credit Parties, any manager, member, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. No Credit Party is engaged in any Restricted Cannabis Activities.

(c) The Credit Parties have conducted their business in compliance, to the extent applicable, with the United States Foreign Corrupt Practices Act of 1977, Canadian Economic Sanctions and Export Control Laws and the anti-bribery and anti-corruption laws of any jurisdictions applicable to any of the Credit Parties or any of Parent’s other Subsidiaries, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 7.20 No Material Adverse Effect. Since December 31, 2024, both immediately before and immediately after giving effect to the Transactions, (a) there has been no Material Adverse Effect, and (b) there has been no circumstance, event or occurrence, and no fact is known to the Credit Parties, that could reasonably be expected to result in a Material Adverse Effect.

SECTION 7.21 Contractual or Other Restrictions. As of the Closing Date, no Credit Party is a party to any agreement or arrangement or subject to any Applicable Law that limits its ability to (a) if such Credit Party is a Borrower, grant Liens on the Collateral in favor of Administrative Agent for the benefit of the Secured Parties or (b) perform the terms of the Credit Documents and the Transactions.

SECTION 7.22 Insurance. Each Mortgaged Property and the other assets constituting Collateral are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party against loss and damage in such amounts, with such deductibles and covering such risks as are customarily carried by Persons of comparable size and of established reputation engaged in the same or similar businesses and owning similar properties in the general location where such Mortgaged Property and such other assets constituting Collateral are located. As of the Closing Date, Schedule 7.22 sets forth all insurance policies maintained by or on behalf of the Credit Parties, other than as otherwise set forth on Schedule 7.22. As of the Closing Date, all premiums with respect thereto that are due and payable have been duly paid and no Credit Party has received or has knowledge of any notice of violation or cancellation thereof and each Credit Party has complied in all material respects with the requirements of such policy.

SECTION 7.23 Deposit Accounts. Set forth in Schedule 7.23, as updated from time to time pursuant to Section 8.10(a), is a list of all Deposit Accounts of each Borrower, including, with respect to each depository institution at which such accounts are maintained by such Credit Party (a) the name and location of such Person and (b) the account numbers of the Deposit Accounts maintained with such Person.

SECTION 7.24 Absence of any Undisclosed Liabilities. There are no material liabilities of any Credit Party of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in any such liabilities, other than (a) those liabilities provided for or disclosed in the most recent financial statements delivered pursuant to Section 8.01(a), and (b) those liabilities that have arisen since the date of those financial statements in compliance with the terms of this Agreement.

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SECTION 7.25 Material Contracts and Regulatory Matters.

(a) Schedule 7.25(a) sets forth all Material Contracts of Borrowers. As of the Closing Date, all Material Contracts are in full force and effect and no defaults currently exist thereunder.

(b) True, correct and complete copies of each Lease have been provided to Administrative Agent and the Lenders. Other than any Lease that is the subject of an Appraisal Trigger Event or for which Administrative Agent has received a notice as required by Section 8.01(f), (i) each Lease is in full force and effect and enforceable in accordance with its terms, (ii) no material default or event default has occurred and is continuing and (iii) the Borrower party thereto has no actual knowledge of any fact, condition or circumstance which would reasonably be expected to result in a material violation or breach of such Lease by any of the parties thereto. With respect to each Lease, the Borrower party thereto is compliance with the terms thereof in all material respects. Each Lease contains fair and reasonable terms which, taken as a whole, are no less favorable to the Borrower party thereto than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate, determined as of the date on which the parties entered into such Lease.

(c) Each Borrower holds the applicable Regulatory Licenses material for such Borrower’s Business. No Borrower holds any cannabis Regulatory License. Each Regulatory License material to the conduct of each Borrower is in full force and effect in all material respects and has not been revoked, suspended, cancelled, rescinded, terminated, modified and has not expired. There are no pending actions or actions threatened in writing by or before any Governmental Authority to revoke, suspend, cancel, rescind, terminate or materially adversely modify any Regulatory License held by any Credit Party. Schedule 7.25(c) sets forth all Regulatory Licenses held by Borrowers as of the Closing Date.

SECTION 7.26 Anti-Terrorism Laws. No Credit Party is in violation of any Applicable Law relating to terrorism or money laundering including the Canadian Anti-Money Laundering & Anti-Terrorism Legislation (“Anti-Terrorism Laws”), including the Patriot Act and Executive Order No. 13224 on Terrorism Financing, effective September 24, 2001 (the “Executive Order”). No Credit Party or agent acting or benefiting in any capacity in connection with the Loans is (a) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order, (c) a Person with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order, (e) a Person that is named as a “specially designated national and blocked person” on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list or (f) a Canadian Blocked Person. No Credit Party or, to the Credit Parties’ knowledge, other agents acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in the preceding sentence, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in any property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Anti-Terrorism Laws. Notwithstanding the foregoing, the representations given in this Section 7.26 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) insofar as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

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SECTION 7.27 Construction Documents. Borrowers have delivered to Administrative Agent true, correct, and complete copies of all Construction Documents in accordance with Section 8.01(k).

SECTION 7.28 Condemnation. No proceedings are pending or, to any Borrower’s knowledge, threatened, to acquire by power of condemnation or eminent domain any portion of any Mortgaged Property, or any interest therein, or to enjoin or similarly prevent the construction or use of any structures or improvements on such Mortgaged Property.

SECTION 7.29 Compliance with ERISA; Canadian Pension Plans.

(a) Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with ERISA, the Code and all Applicable Laws; no Reportable Event has occurred (or is reasonably expected to occur) with respect to any Pension Plan; each Plan (and each related trust, if any) that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and nothing has occurred subsequent to the issuance of such determination letter which would prevent, or cause the loss of, such qualification; no Plan is insolvent or in reorganization or in endangered or critical status within the meaning of Section 432 of the Code or Section 4241 or 4245 of Title IV of ERISA (or is reasonably expected to be insolvent or in reorganization), and no written notice of any such insolvency or reorganization has been given to any of the Credit Parties, any of Parent’s other Subsidiaries or any ERISA Affiliate; no Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); no Pension Plan (other than a Multiemployer Plan) has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA), or is reasonably expected to do so, and no Pension Plan has applied for or received a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code or Section 302, 303 or 304 of ERISA; no failure to make any required installment under Section 430(j) of the Code with respect to any Pension Plan or to make any required contribution to a Multiemployer Plan when due has occurred; none of the Credit Parties, any of Parent’s other Subsidiaries or any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 436(f), 4971, 4975 or 4980 of the Code or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted (or are reasonably expected to be instituted) to terminate or to reorganize any Pension Plan or to appoint a trustee to administer any Pension Plan, and no written notice of any such proceedings has been given to any of the Credit Parties, any of Parent’s other Subsidiaries or any ERISA Affiliate; no Lien imposed under the Code or ERISA on the assets of any of the Credit Parties, any of Parent’s other Subsidiaries or any ERISA Affiliate exists (or is reasonably expected to exist) nor have the Credit Parties, any of Parent’s other Subsidiaries or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of any of the Credit Parties, any of Parent’s other Subsidiaries or any ERISA Affiliate on account of any Pension Plan; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; there has been no violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which any of the Credit Parties, any of Parent’s other Subsidiaries or any ERISA Affiliate may be directly or indirectly liable; and none of the Credit Parties, any of Parent’s other Subsidiaries nor any ERISA Affiliate has filed, or is considering filing, an application under the United States Internal Revenue Service Employee Plans Compliance Resolution System or the Department of Labor’s Voluntary Fiduciary Correction Program with respect to any Plan, except to the extent that a breach of any of the representations, warranties or agreements in this Section 7.29 could not result, individually or in the aggregate, in an amount of liability that would be reasonably expected to have a Material Adverse Effect. No Pension Plan (other than a Multiemployer Plan) has an Unfunded Current Liability that would, individually or when taken together with any other liabilities referenced in this Section 7.29, be reasonably expected to have a Material Adverse Effect. No employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA of any Credit Party or any of Parent’s other Subsidiaries, provides benefit coverage subsequent to termination of employment except as required by Title I, Part 6 of ERISA or applicable state insurance laws. No liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA has been, or is reasonably expected to be, incurred, except as could not reasonably be expected to have a Material Adverse Effect. With respect to any Plan that is a Multiemployer Plan, the representations and warranties in this Section 7.29, other than any made with respect to (a) liability under Section 4201 or 4204 of ERISA or (b) liability for termination or reorganization of such Pension Plans under ERISA, are made to the best knowledge of the Credit Parties. To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Applicable Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. Neither any Credit Party nor any other Subsidiary of Parent has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan in an amount of liability that would be reasonably expected to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended fiscal year of any Credit Party or any other Subsidiary of Parent, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan by aa amount that would be reasonably expected to have a Material Adverse Effect.

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(b) Except to the extent that a breach of any of the representations, warranties or agreements in this Section 7.11(b) would not result, individually or in the aggregate, in an amount of liability that would be reasonably expected to have a Material Adverse Effect, (i) the Canadian Pension Plans of the Credit Parties are duly registered under the Tax Act (Canada) (if such registration is required) and under all other applicable laws which require registration and no event has occurred which would reasonably be expected to cause the loss of such registered status, (ii) all obligations of each of the Credit Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with its Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis and in compliance with the terms of such plans and agreements, any applicable collective bargaining agreement and all laws, (iii) all employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan have been paid or remitted in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws, (iv) no Canadian Pension Termination Event has occurred or is reasonably expected to occur and (v) no action has been taken (including the enactment of any corporate resolution) by any Credit Party to terminate or wind up (in whole or in part) any Canadian Defined Benefit Plan nor has any such Canadian Defined Benefit Plan been terminated or wound-up prior to the date hereof. No Credit Party maintains, contributes or sponsors or has any liability with respect to any Canadian Defined Benefit Plan or any Canadian MEPP unless, with respect to any Canadian MEPP, a Target (as defined in the Term Loan Credit Agreement) in a Permitted Acquisition (as defined in the Term Loan Credit Agreement) maintained, contributed to or sponsored such Canadian MEPP.

SECTION 7.30 No Indebtedness. Other than the Obligations and Indebtedness that is permitted by Section 9.01, no Borrower has any Indebtedness.

ARTICLE VIII
Affirmative Covenants

The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Loans, together with interest, Fees, expenses and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

SECTION 8.01 Financial Information, Reports, Notices and Information. The Credit Parties will furnish Administrative Agent copies of the following financial statements, reports, notices and information:

(a) Term Loan Credit Agreement Financial Reporting. (i) So long as the Term Loan Credit Agreement is in full force and effect (including, for the avoidance of doubt, a refinancing in accordance with the definition of Term Loan Credit Agreement), concurrently with delivery to the Term Loan Agent, all financial statements and other information provided by Parent and its Subsidiaries pursuant to Sections 8.01(a) and (b) of the Term Loan Credit Agreement and (ii) if the Term Loan Credit Agreement is no longer in full force and effect (excluding, for the avoidance of doubt, a refinancing in accordance with the definition of Term Loan Credit Agreement), (A) as soon as available and in any event within 60 days after the end of each fiscal quarter of Parent, unaudited (1) consolidated and consolidating balance sheets of Parent and its Subsidiaries as of the end of such fiscal quarter, and (2) consolidated and, if requested by Administrative Agent, consolidating statements of income and cash flow of Parent and its Subsidiaries for such fiscal quarter, in each case, and for the period commencing at the end of the previous fiscal year of Parent and ending with the end of such fiscal quarter, including (in each of clause (1) and (2) above (if applicable)), in comparative form (both in Dollar and percentage terms) the figures for the corresponding fiscal quarter in, and year-to-date portion of, the immediately preceding fiscal year of Parent, certified as complete and correct in all material respects by an Authorized Officer of Parent, subject to normal year-end adjustments and the absence of footnotes pursuant to the audit required under clause (B) below (provided that such year-end adjustments and footnotes shall not be materially adverse, individually or in the aggregate, to Administrative Agent or any Lender), and (B) as soon as available and in any event within 120 days after the end of each fiscal year of Parent, copies of the consolidated and consolidating balance sheets of Parent and its Subsidiaries, and the related consolidated and consolidating statements of income and cash flows of Parent and its Subsidiaries for such fiscal year, setting forth in comparative form (both in Dollar and percentage terms) the figures for the immediately preceding fiscal year, such consolidated statements audited and certified without qualification, or exception as to the scope of such audit, by an independent public accounting firm reasonably acceptable to Administrative Agent.

(b) Borrowing Base Certificate. Within five Business Days following the end of each calendar month, a certificate (each, a “Borrowing Base Certificate”) executed by a manager, managing member or Authorized Officer of Borrowers certifying that, among other things, with respect to each Mortgaged Property, no Credit Party has any knowledge of any event, fact or circumstance that has occurred or is reasonably likely to occur that would reasonably be expected to result in a reduction of the value of such Mortgaged Property in excess of the greater of (i) 15.00% of the value thereof and (ii) $500,000. If Borrowers are unable to make such certification with respect to any Mortgaged Property, the Borrowing Base Certificate shall include a reasonably detailed description of the reasons therefor.

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(c) Notices. The Credit Parties shall provide Administrative Agent with a written notice promptly of the following (and in no event later than 10 Business Days after an Authorized Officer of any Borrower becoming aware of any of the following, or such earlier date as set forth below):

(i) any pending or threatened (in writing) litigation, action, proceeding or other controversy which purports to affect the legality, validity or enforceability of any Credit Document, any Organization Document, any Material Contract or any Construction Document, which notice shall be signed by a manager, managing member or Authorized Officer of Borrowers and shall specify the nature thereof, and what actions the applicable Credit Parties propose to take with respect thereto, together with copies of all relevant documentation;

(ii) the commencement of, or any material development in, any litigation, investigation, document request or proceeding affecting any Borrower, in which (A) the amount of damages claimed is $1,250,000 (or its equivalent in another currency or currencies) or more (exclusive of any amounts covered by insurance (less any applicable deductible) so long as a written request for coverage has been submitted to the insurer and such insurer confirmed coverage in writing), (B) injunctive or similar relief is or may be sought and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (C) the relief sought is or may be an injunction or other stay of the performance of this Agreement or any other Credit Document or (D) any other Governmental Authority is involved;

(iii) (A) any Borrower obtaining any cannabis Regulatory License following the Closing Date or (B) any non-renewal of any cannabis Regulatory License or any other material Regulatory License, in each case, of any Credit Party;

(iv) the results of any inspection or facility audit by any Governmental Authority to the extent such results are material and negative, and true, complete and correct copies thereof;

(v) the discharge or withdrawal or resignation by Borrowers’ independent accountants;

(vi) any warning document, letter, notice or request for information from, or any investigation by, any Governmental Authority that would have a material and negative impact on any cannabis Regulatory License or any other material Regulatory License, in each case, of any Credit Party or the ability of Borrowers to conduct all or any material portion of their business, or which reveals that the Credit Parties are engaged in a Restricted Cannabis Activity; and

(vii) any deferred Federal or State income tax payment plan into which any Borrower enters or is subject, any deferral thereunder and any correspondence with any Governmental Authority with respect to the deferral or non-payment of Federal or State income taxes.

(d) Defaults. As soon as possible and in any event within three Business Days after an Authorized Officer of any Borrower obtains knowledge thereof, notice from an Authorized Officer of Borrowers of the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the applicable Credit Parties propose to take with respect thereto.

(e) Mortgaged Properties. As soon as possible, and in any event within three Business Days after an Authorized Officer of any Borrower obtains knowledge of (i) any Casualty Event or (ii) any event, fact or circumstance that has occurred or is reasonably likely to occur that would reasonably be expected to result in a reduction of the value of any Mortgaged Property in excess of the greater of (A) 15.00% of the value thereof and (B) $500,000.

(f) Leases. As soon as possible and in any event within three Business Days after an Authorized Officer of any Borrower obtains knowledge thereof, (i) the failure of any Lease to be in full force and effect, (ii) the occurrence of any default in the payment of rent under any Lease, or (iii) any material default, breach or violation of any Lease and a reasonably detailed description thereof.

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(g) Material Adverse Effect. Prompt notice (and in any event within three Business Days) of any event, to the extent such event has had, or could reasonably be expected to result in, a Material Adverse Effect.

(h) Bankruptcy, etc. Immediately upon becoming aware thereof, notice (whether involuntary or voluntary) of the bankruptcy, insolvency, examinership, receivership, reorganization of any Credit Party, or the appointment of any trustee, assignee, receiver, interim receiver, monitor or similar estate fiduciary in connection with or anticipation of any such occurrence, or the taking of any step by any Person in furtherance of any such action or occurrence.

(i) Deposit Accounts. Within three Business Days after written request by Administrative Agent, all monthly (or other, periodic) bank (or other financial intermediary) statements of account with respect to all Deposit Accounts of Borrowers not previously provided to Administrative Agent.

(j) Material Contracts; Regulatory Licenses. Promptly (and in any event within three Business Days) following any Borrower entering into any new Material Contract, or any Borrower obtaining any new Regulatory License, a copy of such Material Contract or Regulatory License, as applicable. Upon receipt thereof by Administrative Agent, Schedules 7.25(a) and 7.25(c), as applicable, shall be deemed automatically updated to include such Material Contract or Regulatory License.

(k) Construction Documents. Promptly (and in any event within three Business Days) following any Borrower entering into (i) any new Construction Document or (ii) a material amendment to any existing Construction Document, in each case, a copy of such new or amended Construction Document.

(l) Appraisal Trigger Event. Prompt notice (and in any event within three Business Days) of any Appraisal Trigger Event.

(m) Other Information. With reasonable promptness, such other information (financial or otherwise) as Administrative Agent on its own behalf or at the request of any Lender may reasonably request in writing from time to time.

(n) Financial Statements posted on EDGAR or SEDAR or with CSA. The financial statements required to be delivered pursuant to Section 8.01(a) shall be deemed delivered by publicly filing quarterly and annual financial statements with EDGAR, SEDAR or the CSA and notifying Administrative Agent of such filing.

SECTION 8.02 Books, Records and Inspections; Appraisals.

(a) The Credit Parties will maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP (subject to normal year-end adjustments pursuant to the audit required under Section 8.01(a) (provided that such year-end adjustments shall not be materially adverse, individually or in the aggregate, to Administrative Agent or any Lender)), consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Credit Parties. The Credit Parties will, permit Administrative Agent, one additional Lender on behalf of all Lenders, and their respective representatives and independent contractors, to visit and inspect any of the Mortgaged Properties or their respective chief executive offices, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective managers, officers, and independent public accountants, all at the expense of the Credit Parties; provided that such visits or inspections shall be at reasonable times during normal business hours, upon reasonable advance notice to the Credit Parties, but not more often than two times per year (except that none of the limitations in this proviso shall apply if an Event of Default has occurred and is continuing). Any information obtained by Administrative Agent pursuant to this Section 8.02 may be shared with any Secured Party upon the request of such Secured Party. Administrative Agent shall give the Credit Parties the opportunity to participate in any discussions with the Credit Parties’ independent public accountants.

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(b) Administrative Agent shall have the sole right to order an Appraisal for any Mortgaged Property from time to time in its discretion; provided, however, that no Appraisal shall be obtained during the first 12 months after the Closing Date other than pursuant to the immediately succeeding sentence. The Credit Parties shall not be obligated to pay for more than one Appraisal for any Mortgaged Property in any consecutive 12-month period unless (i) an Event of Default has occurred and is continuing, (ii) an Appraisal Trigger Event has occurred or (iii) such appraisal is ordered by Administrative Agent with respect to (A) any Mortgaged Property (other than the Ocala Mortgaged Property) for which there has been an event, fact or circumstance that has occurred or is reasonably likely to occur that would reasonably be expected to result in a reduction of the value of such Mortgaged Property (other than the Ocala Mortgaged Property) in excess of the greater of (1) 15.00% of the value thereof and (2) $500,000, as disclosed in any Borrowing Base Certificate or (B) any Mortgaged Property (other than the Ocala Mortgaged Property) for which the Credit Parties have, or should have, delivered written notice pursuant to Section 8.01(e). Upon receipt of any Appraisal pursuant to this Section 8.02(b), Administrative Agent shall (x) if necessary, update the Property Schedule to reflect any reduction (or adjustment, in the case of any Mortgaged Property then subject to a Reduced Appraised Value) in the Appraised Value of the applicable Mortgaged Property (other than the Ocala Mortgaged Property), the Aggregate Appraised Value and the Borrowing Base and (y) deliver to the Credit Parties a copy of such Appraisal and such updated Property Schedule.

SECTION 8.03 Maintenance of Insurance. Each Borrower will at all times maintain in full force and effect, with insurance companies that Borrowers believe (in their reasonable business judgment) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts and against at least such risks (and with such risk retentions) as are usually insured against in the same general location of its Mortgaged Property or other Collateral by companies owning similar properties and engaged in businesses similar to those engaged in by such Borrower; and will furnish to Administrative Agent for further delivery to the Lenders, upon written request from Administrative Agent, information presented in reasonable detail as to the insurance so carried, including (i) endorsements to (A) all property policies naming Administrative Agent, on behalf of the Secured Parties, as lender loss payee and (B) all general liability and other liability policies naming Administrative Agent, on behalf of the Secured Parties, as additional insured and (ii) legends providing that no cancellation, material reduction in amount or material change in insurance coverage thereof shall be effective until at least 30 days (10 days with respect to failure to pay premium) after receipt by Administrative Agent of written notice thereof.

SECTION 8.04 Payment of Taxes. The Credit Parties will timely pay and discharge all Taxes imposed upon them or upon their income or profits, or upon any properties belonging to it, on or prior to the date on which such Tax is due, and all lawful claims that, if unpaid, could reasonably be expected to become a Lien having priority over Administrative Agent’s Liens (other than Permitted Liens) or an otherwise material Lien upon any properties of the Credit Parties; provided that (a) none of the Credit Parties shall be required to pay any such Tax that is being contested in good faith and by proper proceedings that stay execution and as to which such Credit Party has maintained adequate reserves with respect thereto in accordance with GAAP and (b) a Credit Party or may defer the payment of Federal or State income taxes in accordance with payment plans to which the applicable Governmental Authority and such Credit Party agreed.

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SECTION 8.05 Maintenance of Existence; SPE Covenant; Compliance with Laws, etc.

(a) Each Credit Party will preserve and maintain in full force and effect its organizational existence and status in good standing under the laws of (i) its state or jurisdiction of incorporation, organization or formation, (ii) if the Mortgaged Property of such Credit Party is located in a state different than such Credit Party’s jurisdiction of organization, such state of location, and (iii) each other state or jurisdiction where such Person is qualified, or is required to be so qualified, to do business as a foreign entity, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Each Credit Party will take all actions to ensure that each Borrower is and remains at all times a Special Purpose Entity.

(c) Each Credit Party will comply in all material respects with all Applicable Laws, rules, regulations and orders, including compliance with safety regulations applicable to such Credit Party, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.06 Environmental Compliance.

(a) Each Borrower will comply in all material respects with all Environmental Laws and Environmental Permits applicable to its Business, operations and its Mortgaged Property; obtain and maintain in full force and effect all material Environmental Permits applicable to its Business, operations and its Mortgaged Property; and conduct all response, investigation, remediation, cleanup or monitoring activity required by any governmental or regulatory authority or any applicable Environmental Laws, and in material compliance with, the requirements of any governmental or regulatory authority and applicable Environmental Laws.

(b) Each Borrower will do or cause to be done all things required by Environmental Laws to prevent any Release of Hazardous Materials in, on, at, under, to or from its Mortgaged Property except in material compliance with applicable Environmental Laws or an Environmental Permit, and ensure that there shall be no Hazardous Materials in, on, at, under or from its Mortgaged Property except those that are present, used, stored, handled and managed in material compliance with applicable Environmental Laws.

(c) Each Borrower will undertake all actions, including response, investigation, remediation, cleanup or monitoring actions, necessary, at the sole cost and expense of the Credit Parties, (i) to address any Release of Hazardous Materials in, on, at, under, to or from its Mortgaged Property as required pursuant to Environmental Law or the requirements of any governmental or regulatory authority; (ii) to address as may be required by Environmental Law any environmental conditions relating to any Borrower or its Business, operations or Mortgaged Property and except for information and documents to the extent covered by attorney client privilege or attorney work product doctrine, share with the Administrative Agent all data, information and reports generated or prepared in connection therewith; (iii) to keep its Mortgaged Property free and clear of all Liens and other encumbrances pursuant to any Environmental Law, whether due to any act or omission of such Borrower, any Tenant or any other Person, and (iv) to promptly notify Administrative Agent in writing of: (1) any material Release or threatened material Release of Hazardous Materials in, on, at, under, to, or from its Mortgaged Property, except those that are pursuant to and in compliance with the terms and conditions of an Environmental Permit, (2) any material non-compliance with, or violation of, any Environmental Law applicable to such Borrower or its Business, operations or its Mortgaged Property, (3) any Lien pursuant to Environmental Law imposed on its Mortgaged Property, (4) any response, investigation, remediation, cleanup or monitoring activity at its Mortgaged Property required to be undertaken pursuant to Environmental Law, and (5) any notice or other communication received by such Borrower from any Person or Governmental Authority relating to any material Environmental Claim or material liability or potential material liability of such Borrower pursuant to any Environmental Law.

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(d) If a Default caused by reason of a breach of Section 7.14 or this Section 8.06 shall have occurred and is not reasonably curable within 10 days or shall be continuing for more than 30 days without the Credit Parties commencing activities reasonably likely to cure such Default, the Credit Parties shall, at the written request of Administrative Agent, (i) provide to Administrative Agent within 45 days after such request, at the expense of the Credit Parties, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, any soil or groundwater sampling, prepared by a nationally recognized environmental consulting firm reasonably acceptable to Administrative Agent and in the form and substance reasonably acceptable to Administrative Agent and evaluating the presence or absence of Hazardous Materials and the estimated cost of any compliance or response action to address such Default and findings; (ii) promptly undertake all actions required by applicable Environmental Law to address any non-compliance with or violation of Environmental Law; (iii) promptly undertake all response actions required by Environmental Laws to address any recognized environmental conditions identified in the environmental assessment report to the reasonable satisfaction of Administrative Agent; and (iv) permit Administrative Agent and its representatives to have access to the Mortgaged Property that is the subject of such Default for the purpose of conducting such environmental audits and testing as is reasonably necessary, including subsurface sampling of soil and groundwater, the cost for which shall be payable by the Credit Parties.

SECTION 8.07 Maintenance of Properties. Each Borrower will maintain, preserve, protect and keep its properties and assets in good repair, working order and condition (ordinary wear and tear excepted and subject to casualty, condemnation and dispositions permitted pursuant to Section 9.04), and make necessary repairs, renewals and replacements thereto and will maintain and renew as necessary all licenses, Permits (including the Regulatory Licenses) and other clearances necessary to use and occupy such properties and assets, in each case so that the Business carried on by such Person may be properly conducted at all times, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Each Credit Party will (a) perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, (b) maintain each such Material Contract in full force and effect (except to the extent (i) such Person shall have entered into a replacement of such Material Contract substantially concurrently with the expiration or termination thereof, on terms that are not materially adverse (taken as a whole) to the rights of such Borrower or any Secured Party or (ii) such Material Contract is the Term Loan Credit Agreement and the Obligations (as defined therein) thereunder have been paid in full and all commitments to lend thereunder have been terminated), and (c) enforce each such Material Contract in accordance with its terms in all material respects. Each Borrower will (x) perform and observe all the material requirements of each Regulatory License of such Borrower to be performed or observed by it, (y) maintain each such Regulatory License in full force and effect (except to the extent such Person shall have entered into a replacement of such Regulatory License substantially concurrently with the expiration or termination thereof, on terms that are not materially adverse (taken as a whole) to the rights of such Borrower or any Secured Party), and (z) enforce each such Regulatory License in accordance with its terms in all material respects.

SECTION 8.08 Use of Proceeds. The proceeds of the Loans shall be used to make a partial prepayment of the Indebtedness under the Term Loan Credit Agreement and otherwise for any lawful business purpose of the Credit Parties, including general working capital purposes, in each case, to the extent consistent with the terms of the Credit Documents and Applicable Law.

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SECTION 8.09 Further Assurances.

(a) The Credit Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity, enforceability, priority and non-avoidability of the security interests created or intended to be created by any Credit Document, subject to the existence of Permitted Liens, all at the sole cost and expense of Borrowers.

(b) Notwithstanding anything herein to the contrary, if Administrative Agent determines that the cost of creating or perfecting any Lien on any property is excessive in relation to the practical benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

SECTION 8.10 Deposit Accounts.

(a) Borrowers shall not allow any Collections to be deposited to any accounts other than those listed on Schedule 7.23; provided that so long as no Event of Default has occurred and is continuing, Borrowers may establish new Deposit Accounts so long as, prior to or concurrently with the time such account is established, Borrowers have delivered to Administrative Agent an amended Schedule 7.23 including such account.

(b) If, notwithstanding the provisions of this Section 8.10, after the occurrence and during the continuance of an Event of Default, Borrowers receive or otherwise have dominion over or control of any Collections or other amounts, Borrowers shall hold such Collections and amounts in trust for Administrative Agent and shall not commingle such Collections and amounts with any other funds of any Credit Party or other Person or deposit such Collections or amounts in any account other than those accounts set forth on Schedule 7.23, as updated from time to time pursuant to Section 8.10(a).

SECTION 8.11 Post-Closing Covenants.

(a) Within 45 days of the Closing Date (or such later date to which Administrative Agent agrees in its discretion), the Credit Parties shall deliver the following documents to Administrative Agent: (i) from each Tenant (other than with respect to the Meriden Mortgaged Property, the Ocala Mortgaged Property, the Post Road Mortgaged Property and the Sharon Mortgaged Property), an executed subordination and attornment agreement and an estoppel, in each case, in form and substance reasonably satisfactory to Administrative Agent; and (ii) the certificate of occupancy for each Mortgaged Property (to the extent one exists).

(b) Within 30 days of the Closing Date (or such later date to which Administrative Agent agrees in its discretion), Parent shall establish and fund the Liquidity Account as required by Section 8.14.

(c) Within 70 days of the Closing Date (or such later date to which Administrative Agent agrees in its discretion), the Credit Parties shall deliver to Administrative Agent a survey for the Apollo Mortgaged Property, in form and substance reasonably acceptable to Administrative Agent.

(d) Concurrently with (or such later date to which Administrative Agent agrees in its discretion) the execution and delivery of a Lease with respect to the Meriden Mortgaged Property, the Ocala Mortgaged Property, the Post Road Mortgaged Property or the Sharon Mortgaged Property, the Credit Parties shall deliver to Administrative Agent an executed subordination and attornment agreement and an estoppel in form and substance reasonably satisfactory to Administrative Agent.

(e) Within two days of the Closing Date (or such later date to which Administrative Agent agrees in its discretion), the Credit Parties shall deliver to Administrative Agent a true, complete and correct copy of the articles of organization of Cave Creek RE, LLC, an Arizona limited liability company, as amended, modified or supplemented as of such date, certified by the appropriate officer or official body of the jurisdiction of such Person.

(f) Within 45 days of the Closing Date (or such later date to which Administrative Agent agrees in its discretion), the Credit Parties shall deliver endorsements to their insurance policies, including notice of cancellation endorsements, naming Administrative Agent as an additional insured or lender loss payee, as applicable for the type of insurance, in each case, as to the insurance required by Section 8.03, in form and substance satisfactory to Administrative Agent.

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SECTION 8.12 Sanctions; Anti-Corruption Laws.

(a) No Credit Party shall (and Parent shall not permit any of its Subsidiaries to) directly or indirectly, use any Loan or the proceeds of any Loan, or lend, contribute or otherwise make available such Loan or the proceeds of any Loan to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Administrative Agent, Sole Arranger or otherwise) of Sanctions.

(b) No Credit Party shall (and Parent shall not permit any of its Subsidiaries to) directly or indirectly, use any Loan or the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the Canadian Economic Sanctions and Export Control Laws or and the anti-bribery and anti-corruption laws of any jurisdictions applicable to the Credit Parties and their Subsidiaries.

(c) Notwithstanding the foregoing, the covenants in this Section 8.12 shall not be made by nor apply to any Person that qualifies as a corporation that is registered or incorporated under the laws of Canada or any province thereof and that carries on business in whole or in part in Canada within the meaning of Section 2 of the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada) insofar as such covenants would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

SECTION 8.13 Regulatory Matters. Borrowers shall maintain in good standing and keep effective all Regulatory Licenses except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.14 Liquidity. The Credit Parties shall at all times from and after the date required by Section 8.11 maintain and keep open the Liquidity Account and ensure that at all times Liquidity is not less than [***]. The Credit Parties shall be entitled to retain all interest accruing in respect of the funds on deposit in the Liquidity Account. The funds on deposit in the Liquidity Account shall not be part of the Collateral, and no control agreement or other instrument of security shall be required with respect to such funds or the Liquidity Account.

SECTION 8.15 Projects.

(a) Upon Administrative Agent’s written request, each Borrower shall notify Administrative Agent promptly of the names and addresses of all Design Professionals, contractors, subcontractors, and materialmen who are employed or retained in connection with any material design or construction of any material portion of any Project.

(b) Each Borrower shall obtain a Lien release or subordination of Lien, in form and substance satisfactory to Administrative Agent, from each contractor, mechanic, materialmen, laborer or other Person involved with the construction, build-out and equipping of any Project prior to the earlier of (a) such Lien not being permitted under Section 9.02(c) and (b) thirty (30) days after the date upon which such Borrower obtains knowledge of the existence of such Lien; provided that, no Borrower shall be required to obtain a Lien release or subordination of Lien with respect to any Lien in favor of any contractor, mechanic, materialmen, laborer or other Person involved with the construction, build-out and equipping of any Project if such Lien is being contested in good faith and by proper proceeding that stays execution and as to which such Borrower has maintained adequate reserves with respect thereto in accordance with GAAP.

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ARTICLE IX
Negative Covenants

The Credit Parties hereby covenant and agree that until the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

SECTION 9.01 Limitation on Indebtedness. No Borrower will directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(a) Indebtedness in respect of the Obligations and Guarantees thereof pursuant to Article VI;

(b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(c) Indebtedness in respect of netting services, overdraft protection and otherwise in connection with Deposit Accounts or similar accounts incurred in the ordinary course of business;

(d) Indebtedness in respect of surety bonds, performance bonds and similar instruments issued and incurred in (x) the ordinary course of business or (y) connection with any Project;

(e) Indebtedness relating to judgments, including appeal bonds, or awards not constituting an Event of Default under Section 10.01(g);

(f) Indebtedness relating to any security deposit received from a Tenant and held by a Borrower in accordance with the terms of the applicable Leases;

(g) Indebtedness of any Borrower consisting of the financing of insurance premiums in the ordinary course of business;

(h) Indebtedness of Ocala owed to [***]; and

(i) Indebtedness of Ocala arising in the ordinary course of business in connection with building out the Ocala Mortgaged Property, so long as such Indebtedness is not Indebtedness for borrowed money, any such Indebtedness is repaid within 180 days after the incurrence thereof and the aggregate amount of such Indebtedness incurred by Ocala does not exceed $3,000,000.

(j) unsecured Indebtedness of 5335 Las Vegas owed to [***].

SECTION 9.02 Limitation on Liens. No Borrower will directly or indirectly, create, incur, assume or suffer to exist any Lien upon any Mortgaged Property or any personal property or assets of any kind (tangible or intangible) of any Borrower, or any Capital Stock issued by any Borrower, whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):

(a) Liens securing payment of the Obligations;

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(b) Liens on the Capital Stock of such Borrower created pursuant to the Security Documents (as such term is defined in the Term Loan Credit Agreement) securing the obligations under the Term Loan Credit Agreement.

(c) Liens arising by operation of law in favor of mechanics, contractors and materialmen incurred in the ordinary course of business for amounts not yet overdue or being diligently contested in good faith by appropriate proceedings that stay execution of such Lien and for which adequate reserves in accordance with GAAP shall have been established on its books;

(d) judgment Liens in in respect of judgments that do not constitute an Event of Default under Section 10.01(g);

(e) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(f) servicing agreements, development agreements, site plan agreements, and other similar agreements (in each case, other than obligations representing Indebtedness for borrowed money) with Governmental Authorities pertaining to the use or development of a Mortgaged Property or any Project, provided each is complied with in all material respects and does not materially interfere with the use of such assets in the operation of such Borrower’s Business;

(g) Liens for Taxes, assessments or other governmental charges or levies not yet due and payable, or that are being diligently contested in good faith by appropriate proceedings that stays execution and for which adequate reserves in accordance with GAAP shall have been established on its books;

(h) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution, so long as the applicable provisions of Section 8.10 have been complied with, in respect of such Deposit Accounts;

(i) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent such financing is permitted under Section 9.01(g);

(j) deposits to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds, letters of credit and other obligations of a like nature, in each case in the ordinary course of business;

(k) with respect to any Mortgaged Property, any Liens and encumbrances set forth on Schedule II-B of the Title Policy for such Mortgaged Property; and

(l) Liens against the Ocala Mortgaged Property securing (i) Indebtedness permitted by Section 9.01(h), so long as such Lien is released on or before June 30, 2026, or (ii) Indebtedness permitted by Section 9.01(i), so long as such Liens are released within 180 days after the filing thereof.

Notwithstanding anything to the contrary set forth in this Section 9.02, in no event shall any Borrower create, incur, assume or suffer to exist any Lien (other than Liens in favor of Administrative Agent pursuant to the Credit Documents, and Liens described in Sections 9.02(e) and 9.02(h)) upon the rights of any Borrower under any Regulatory License or any accounts receivable, Collections or proceeds arising thereunder or with respect thereto.

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SECTION 9.03 Consolidation, Merger, etc.; SPE Covenants.

(a) No Borrower will liquidate or dissolve itself, consolidate, combine or amalgamate with any other Person, merge into or with any other Person or dispose all or substantially all of its assets (or any division thereof).

(b) No Credit Party shall take any action with respect to any Borrower that would cause such Borrower to fail to be a Special Purpose Entity.

SECTION 9.04 Permitted Dispositions. No Borrower shall make a Disposition of its Mortgaged Property or any personal property or assets of any kind (tangible or intangible), or enter into any agreement to make any such Disposition to any Person in one transaction or a series of related transactions unless such Disposition:

(a) is in the ordinary course of its business and is of obsolete, surplus or worn-out property or property no longer used in its Business;

(b) is a sale or disposition of equipment or fixed assets to the extent that such equipment or fixed asset is exchanged for credit against the purchase price of similar replacement equipment or fixed asset, or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement equipment or fixed asset, all in the ordinary course of business;

(c) is a Disposition of assets of any Borrower (other than a Mortgaged Property) to any other Borrower, so long as such assets are not necessary to the conduct of the business of the disposing Borrower or the operation of its Mortgaged Property;

(d) consists of cash or Cash Equivalents;

(e) is a valid and enforceable Lease;

(f) is a Disposition of a Mortgaged Property to a Governmental Authority that results from a taking or condemnation or is made as a consequence of any loss, damage, distribution or other Casualty Event;

(g) are Dispositions required to be made pursuant to Applicable Law; and

(h) are Dispositions constituting Restricted Payments permitted under Section 9.06.

SECTION 9.05 Investments. No Borrower shall purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments in cash and Cash Equivalents;

(b) the maintenance of Deposit Accounts in the ordinary course of business so long as the applicable provisions of Section 8.10 have been complied with in respect of such Deposit Accounts;

(c) Guarantee Obligations to the extent permitted by Section 9.01(a); and

(d) deposits, prepayments and other credits to suppliers and deposits in connection with, taxes, insurance and similar items, in each case made in the ordinary course of business, securing contractual obligations of a Borrower and constituting a Permitted Lien.

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SECTION 9.06 Restricted Payments. No Borrower will make any Restricted Payment, or make any deposit for any Restricted Payment; provided that each Borrower may make Restricted Payments of cash to its sole member, if, at the time of making any such Restricted Payment, no Default or Event of Default has occurred and is continuing or would result therefrom.

SECTION 9.07 Modification of Certain Agreements; Property Management Agreements. No Credit Party will consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in (a) any Organization Documents, in each case, other than any amendment, supplement, waiver, termination, modification or forbearance that is not materially adverse to the Secured Parties, or (b) any Regulatory License of any Borrower, any Material Contract or any Lease, in each case, other than any amendment, supplement, waiver or modification that is not materially adverse to the Secured Parties. Without the prior written consent of Administrative Agent (such consent to not be unreasonably withheld, conditioned or delayed), no Borrower shall enter into any Property Management Agreement.

SECTION 9.08 Restrictive Agreements, Etc. No Borrower shall enter into any agreement (other than a Credit Document) prohibiting:

(a) the creation or assumption of any Lien in favor of Administrative Agent on the Collateral, whether now owned or hereafter acquired; or

(b) the ability of such Credit Party to amend or otherwise modify any Credit Document or waive, consent to or otherwise deviate from any provision under any Credit Document.

SECTION 9.09 Sale and Leaseback. No Borrower will enter into any agreement or arrangement providing for the sale or transfer by it of any Mortgaged Property or any personal property or assets (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

SECTION 9.10 Transactions with Affiliates. No Borrower will enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate (other than arrangements, transactions or contracts solely among Borrowers) except: (a) on fair and reasonable terms no less favorable to such Borrower than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate; (b) any arrangement, transaction or contract solely among Borrowers, to the extent otherwise permitted by this Agreement; (c) transactions permitted under Section 9.06, and (d) each Lease.

ARTICLE X
Events of Default

SECTION 10.01 Listing of Events of Default. Each of the following events or occurrences described in this Section 10.01 shall constitute an “Event of Default”:

(a) Non-Payment of Obligations. Borrowers shall default in the payment of:

(i) any principal of the Loans when such amount is due; or

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(ii) any interest on the Loans for more than five calendar days from the date when due; provided that no more than two such delinquent interest payments shall occur during the term of this Agreement; or

(iii) any Fees or any other monetary Obligation.

(b) Breach of Representations or Warranties. Any representation or warranty by any Credit Party made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article V, is or shall be incorrect in any material respect when made or deemed to have been made.

(c) Non-Performance of Certain Covenants and Obligations. Any Credit Party shall default in the due performance or observance of any of its obligations under Section 8.01, 8.02, 8.03, 8.04, 8.05(a) (solely with respect to such Credit Party’s existence in its jurisdiction of organization), 8.05(b), 8.08, 8.09, 8.11, 8.12 or 8.14, Article IX (other than Section 9.07), or Article XIII, or any Credit Party shall default in the due performance or observance of its obligations under any covenant applicable to it under any Security Document.

(d) Non-Performance of Other Covenants and Obligations. Any Credit Party shall default in the due performance or observance of any of its obligations under Section 8.05(a) (solely with respect to such Credit Party’s maintenance of good standing in its jurisdiction of organization) or 8.06, and in either case such default shall continue unremedied for a period of more than 10 days after the occurrence thereof.

(e) Non-Performance of Other Covenants and Obligations. Any Credit Party shall default in the due performance and observance of any obligation contained in any Credit Document executed by it (other than as specified in Section 10.01(a), 10.01(b), 10.01(c), or 10.01(d)), and in each case such default shall continue unremedied for a period of more than 20 days after Administrative Agent delivers to such Credit Party notice thereof.

(f) Default on Other Indebtedness. (i) An Event of Default (as defined in the Term Loan Credit Agreement) shall occur; (ii) a default shall occur in the payment of any amount when due (subject to any applicable grace or cure period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations) owing by any Borrower having a principal or stated amount, individually or in the aggregate, in excess of $1,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness; or (iii) any Indebtedness of any Borrower having a principal or stated amount, individually or in the aggregate, in excess of $3,000,000 shall otherwise be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity; provided that an Event of Default under Section 10.01(f)(ii) or 10.01(f)(iii) caused by the occurrence of a breach or default with respect to Indebtedness in excess of $3,000,000 shall be cured for purposes of this Agreement upon the Person asserting such breach or default waiving such breach or default in writing or such Person delivering written notice to the applicable Borrower that such breach or default has been cured in accordance with the terms of such Indebtedness if, at the time of such waiver or such cure neither Administrative Agent nor the Lenders has exercised any remedies with respect to such Event of Default.

(g) Judgments; Fines. Any final, non-appealable judgment, order for the payment of money, fines, settlements or enforcement penalties, in an amount individually or in the aggregate in excess of $3,000,000 (exclusive of any amounts covered by insurance (less any applicable deductible) so long as a written request for coverage has been submitted to the insurer and such insurer confirmed coverage in writing) shall be rendered against any Borrower and such judgment, order, fine, settlement or penalty shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

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(h) Bankruptcy, Insolvency, etc. Any Credit Party shall:

(i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, its debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, interim receiver, sequestrator, examiner, monitor or other custodian for any substantial part of the assets or other property of any such Person, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiesce to or permit or suffer to exist, the appointment of a trustee, receiver, interim receiver, sequestrator, examiner, monitor or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, interim receiver, sequestrator, examiner, monitor or other custodian shall not be discharged within 60 days; provided that each Borrower hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, examinership, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided that each Borrower hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents; or

(v) take any action authorizing, or in furtherance of, any of the foregoing.

(i) Impairment of Security, etc. Any Credit Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Borrower with respect to Collateral in an aggregate amount in excess of $1,000,000, or any Borrower or any other Person shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Credit Document, any Lien (subject only to Permitted Liens) securing any Obligation shall, in whole or in part, cease to be a perfected Lien with respect to Collateral in an aggregate amount in excess of $1,000,000 (other than as a result of voluntary and intentional discharge of such Lien by Administrative Agent).

(j) Change of Control. Any Change of Control shall occur.

(k) Restraint of Operations; Loss of Assets. If any Borrower is enjoined, restrained, or in any way prevented by court order or other Governmental Authority from continuing to conduct all or any material part of its business affairs or if any material portion of any Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 60 days after the date it first arises or five days prior to the date on which such property or asset is subject to forfeiture by such Borrower.

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(l) Material Adverse Effect. Any Material Adverse Effect shall occur.

(m) Regulatory Licenses. If (i) any Regulatory License of a Borrower ceases to be valid, subsisting and in good standing or (ii) any Permit of a Borrower material to the business of any Borrower is withdrawn, cancelled, suspended or adversely amended and, in each case of clauses (i) and (ii) above, such event would reasonably be expected to result in a Material Adverse Effect.

(n) Change in Cannabis Law; Restricted Cannabis Activity. If a Change in Cannabis Law shall occur, or if any Borrower shall engage in any Restricted Cannabis Activity.

(o) Challenge of Credit Documents. Any Credit Party shall challenge in any action, suit or other proceeding the validity or enforceability of any of the Credit Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Administrative Agent, or any of the Credit Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Administrative Agent in accordance with the terms thereof.

SECTION 10.02 Remedies Upon Event of Default. If any Event of Default under Section 10.01(h) shall occur for any reason, whether voluntary or involuntary, the outstanding principal amount of the Loans and all other Obligations shall automatically be due and payable and all Commitments shall be automatically terminated, in each case, without presentment, demand, protest or notice of any kind, all of which are hereby expressly unconditionally and irrevocably waived by each Borrower. If any Event of Default (other than any Event of Default under Section 10.01(h)) shall occur for any reason, whether voluntary or involuntary, and be continuing, Administrative Agent may, and upon the direction of Required Lenders, Administrative Agent shall, by notice to Parent, declare the outstanding principal amount of the Loans and all other Obligations to be due and payable and all Commitments shall be terminated, whereupon the full unpaid amount of the Loans and all other Obligations shall be and become immediately due and payable, in each case, without further presentment, demand, protest or notice of any kind, all of which are hereby expressly unconditionally and irrevocably waived by each Borrower. Without limiting the generality of Section 12.03, the rights and remedies of Administrative Agent and the Lenders set forth in this Section 10.02 are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or in equity.

ARTICLE XI
Administrative Agent

SECTION 11.01 Appointment. Each Lender (and, if applicable, each other Secured Party) hereby appoints Chicago Atlantic as its Administrative Agent under and for purposes of each Credit Document, and hereby authorizes Administrative Agent to act on behalf of such Lender (or if applicable, each other Secured Party) under each Credit Document, and, in the absence of other written instructions from the Lenders pursuant to the terms of the Credit Documents received from time to time by Administrative Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of Administrative Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender (and, if applicable, each other Secured Party) hereby designates and appoints Administrative Agent as the agent of such Lender. Notwithstanding any provision to the contrary elsewhere in this Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against Administrative Agent. Anything contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Security Agreement, any Mortgage, or any other Security Documents, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof, and all powers, rights and remedies under the Security Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations (including Obligations owed to any other Secured Party) as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale or other disposition.

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SECTION 11.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it with reasonable care.

SECTION 11.03 Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence, bad faith or willful misconduct) or (b) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party or other Person to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Competitors. Without limiting the generality of the foregoing, Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Competitor or (b) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Competitor.

SECTION 11.04 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

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SECTION 11.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to any Default or Event of Default in the payment of principal, interest and Fees required to be paid to Administrative Agent for the account of the Lenders unless Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to the Lenders. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as Administrative Agent shall deem advisable in the best interests of the Secured Parties.

SECTION 11.06 Non-Reliance on Administrative Agent and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither Administrative Agent, Sole Arranger, nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by Administrative Agent or any Sole Arranger hereafter taken, including any review of the affairs of a Credit Party or any Affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by Administrative Agent or any Sole Arranger to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to Administrative Agent and Sole Arranger that it has, independently and without reliance upon Administrative Agent, Sole Arranger, any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to make its Loans hereunder. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon Administrative Agent, Sole Arranger, any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by Administrative Agent or any Sole Arranger hereunder, Administrative Agent and Sole Arranger shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any Affiliate of a Credit Party that may come into the possession of Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

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SECTION 11.07 Indemnification. The Lenders agree to indemnify Administrative Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 11.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from Administrative Agent’s gross negligence, bad faith or willful misconduct. The agreements in this Section 11.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 11.08 Administrative Agent in Its Individual Capacity. Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though Administrative Agent were not Administrative Agent. With respect to its Loans made or renewed by it, Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not Administrative Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include Administrative Agent in its individual capacity.

SECTION 11.09 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 20 days’ notice to the Lenders and Borrowers. If Administrative Agent shall resign as Administrative Agent in its applicable capacity under this Agreement and the other Credit Documents, then Required Lenders shall appoint a successor agent, which successor agent shall, unless an Event of Default shall have occurred and be continuing, be subject to approval by Parent (which approval shall not be unreasonably withheld, delayed or conditioned), whereupon such successor agent shall succeed to the rights, powers and duties of Administrative Agent in its applicable capacity, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent in its applicable capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as Administrative Agent in its applicable capacity by the date that is 20 days following such retiring Administrative Agent’s notice of resignation, such retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of Administrative Agent hereunder until such time, if any, as Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents. Notwithstanding the foregoing, Chicago Atlantic may resign as Administrative Agent, and choose a successor for such capacity, without notice to, or the consent of, Lenders (including Required Lenders) or any Credit Party if such successor is an Affiliate of Chicago Atlantic, and the Lenders and Borrowers are deemed to have consented to any such resignation and choice of successor prior to the effectiveness of this sentence.

SECTION 11.10 Administrative Agent Generally. Except as expressly set forth herein, Administrative Agent shall not have any duties or responsibilities hereunder in its capacity as such. Sole Arranger shall not have any obligations or duties whatsoever in such capacity under this Agreement or any other Credit Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

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SECTION 11.11 Restrictions on Actions by Secured Parties; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of Administrative Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Administrative Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any deposit account of any Credit Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Credit Document against any Credit Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) Subject to Section 12.08(a), if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender’s pro rata share of all such distributions by Administrative Agent, such Lender promptly shall (A) turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

(c) The benefit of the provisions of the Credit Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not Administrative Agent or a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Article XI, including Sections 11.11(a) and (b), and the decisions and actions of Administrative Agent and Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided that, notwithstanding the foregoing, (i) except as set forth specifically herein, Administrative Agent and each Lender shall be entitled to act in its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (ii) except as specifically set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Credit Document.

(d) Without limitation of any other provision in this Agreement, if at any time Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, such Lender receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

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SECTION 11.12 Agency for Perfection. Administrative Agent hereby appoints each other Secured Party as its agent and as sub-agent for the other Secured Parties (and each Secured Party hereby accepts such appointment) for the purpose of perfecting all Liens with respect to the Collateral, including with respect to assets which, in accordance with Article VIII or Article IX, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefor shall deliver possession or control of such Collateral to Administrative Agent and take such other actions as agent or sub-agent in accordance with Administrative Agent’s instructions to the extent, and only to the extent, so authorized or directed by Administrative Agent.

SECTION 11.13 Enforcement by Administrative Agent. All rights of action under this Agreement, the Notes and the other Credit Documents shall be instituted, maintained, pursued or enforced by Administrative Agent. Any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in Administrative Agent’s name without the necessity of joining any of the other Lenders. In any event, the recovery of any judgment by Administrative Agent shall be for the ratable benefit of all Secured Parties, subject to the reimbursement of expenses and costs of Administrative Agent.

SECTION 11.14 Credit Parties Not Beneficiaries. The provisions of this Article XI are solely for the benefit of Administrative Agent and Lenders, may not be enforced by any Credit Party, and may be modified or waived without the approval or consent of the Credit Parties.

SECTION 11.15 Intercreditor and Subordination Agreements. Lenders hereby (a) authorize Administrative Agent to execute and deliver any intercreditor agreement or subordination agreement on behalf of Administrative Agent and Lenders and to perform its obligations thereunder and (b) agree to be bound by the provisions of such documents.

SECTION 11.16 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Credit Party or Subsidiary, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

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(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Credit Party or any other Subsidiary of Parent, that Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

ARTICLE XII
Miscellaneous

SECTION 12.01 Amendments and Waivers.

(a) Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Section 12.01. Required Lenders may, or, with the prior written consent of Required Lenders, Administrative Agent may, from time to time, enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder, waive, on such terms and conditions as Required Lenders or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences or consent to any acts or omissions of the Credit Parties hereunder or under any other Credit Document that, but for such consent, would constitute a Default or Event of Default hereunder or thereunder; provided that no such amendment, supplement, modification, consent or waiver shall directly or indirectly:

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(i) (A) reduce or forgive any portion of any Loan or extend the final scheduled maturity date of any Loan or reduce the stated interest rate (provided that only the consent of Required Lenders shall be necessary to waive any obligation of Borrowers to pay interest at the Default Rate or amend Section 2.08(c)); or (B) reduce or forgive any portion or extend the date for the payment, of any interest or fee payable hereunder (other than as a result of (x) waiving the applicability of any post-default increase in interest rates, (y) a waiver or amendment of any mandatory prepayment of Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or Fees) or (z) shortening the notice period for any prepayment pursuant to Section 4.02(a)), in each case without the written consent of each Lender directly and adversely affected thereby;

(ii) amend or modify any provisions of Section 4.03(d) or 11.11 or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, in each case without the written consent of each Lender directly and adversely affected thereby;

(iii) amend, modify or waive any provision of this Section 12.01 or reduce the percentages specified in the definitions of the term “Required Lenders” or consent to the assignment or transfer by any Credit Party of its rights and obligations under any Credit Document to which it is a party, in each case without the written consent of each Lender directly and adversely affected thereby;

(iv) increase the aggregate amount of any Commitment of any Lender without the consent of such Lender;

(v) amend, modify or waive any provision of Article XI without the written consent of the then-current Administrative Agent;

(vi) release all or substantially all of Borrowers or Guarantors, or release any Liens in favor of Administrative Agent or Lenders on all or substantially all of the Collateral under the Security Documents (except as expressly permitted hereby or thereby and in Section 12.18), in each case without the prior written consent of each Lender directly and adversely affected thereby; or

(vii) subordinate (A) the Liens securing the Loans on any of the Collateral to the Liens securing any other Indebtedness or (B) any Loans in contractual right of payment to any other Indebtedness, in each case, without the written consent of each Lender directly and adversely affected thereby.

(b) Notwithstanding the foregoing, (i) any fee letter between Administrative Agent or Sole Arranger, on the one hand, and one or more Borrowers, on the other hand, may be amended by the parties thereto without the consent of any other Person, and (ii) Administrative Agent and the Lenders may amend any agreement to which a Credit Party is not a party without the Credit Parties’ consent, provided that no Credit Party shall be bound thereby.

(c) Notwithstanding any provision herein to the contrary, Administrative Agent and Borrowers may, collectively, amend, modify or supplement this Agreement or any other Credit Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes, and such amendment shall become effective without any further consent of any other party to such Credit Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five Business Days’ prior written notice thereof and Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from Required Lenders stating that Required Lenders object to such amendment.

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SECTION 12.02 Notices and Other Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by electronic transmission). All such written notices shall be mailed, faxed or delivered to the applicable address or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Credit Parties or Administrative Agent, to the address, electronic mail address or telephone number specified for such Person on Schedule 12.02 or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any Lender (other than an affiliate of Chicago Atlantic), to the address, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to Borrowers and Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, five Business Days after deposit in the mails, postage prepaid; and (C) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 12.02(b)), when delivered if prior to 5:00 p.m. on a Business Day, and if after 5:00 p.m. on a Business Day, on the next following Business Day; provided that notices and other communications to Administrative Agent pursuant to Article II shall not be effective until actually received by such Person.

(b) Reliance by Administrative Agent and Lenders. Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 12.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 12.04 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Credit Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

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SECTION 12.05 Payment of Expenses and Taxes; Indemnification. Each Credit Party agrees (a) to pay or reimburse Administrative Agent and Sole Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with due diligence in respect of the transactions contemplated by this Agreement, the development, preparation and execution of, and any amendment, supplement, or modification to, this Agreement and the other Credit Documents, including in connection with an initial syndication, and any other documents prepared in connection herewith or therewith, and the consummation, monitoring, oversight and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel retained by, or for the benefit of, Administrative Agent, (b) to pay or reimburse each Lender and Administrative Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the exercise, enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and including the reasonable fees, disbursements and other charges of counsel to each Lender and of counsel retained by or for the benefit of Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender and Administrative Agent from any and all Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (d) to pay, indemnify and hold harmless each Lender, Administrative Agent, Sole Arranger and their respective Related Parties from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever, including reasonable fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law or any actual or alleged presence of Hazardous Materials applicable to the operations of each Credit Party, any of Parent’s other Subsidiaries or any of their Real Property (all the foregoing in this clause (e), collectively, the “Indemnified Liabilities”); provided that the Credit Parties shall not have any obligation hereunder to Administrative Agent, Sole Arranger or any Lender nor any of their Related Parties with respect to Indemnified Liabilities (i) to the extent that any such claimed Indemnified Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (x) such Person’s bad faith, gross negligence or willful misconduct or (y) a material breach of such Person’s obligations hereunder or under any other Credit Document or (ii) with respect to any dispute solely among or between Administrative Agent, Sole Arranger, any Lender, or any of their Related Parties that does not arise out of any act or omission of any Credit Party or any its Subsidiaries. The agreements in this Section 12.05 shall survive repayment of the Loans and all other amounts payable hereunder and termination of this Agreement. The indemnification provisions of this Section 12.05 shall not apply with respect to Taxes other than Taxes that represent losses, claims and damages arising from a non-Tax loss, claim or damage and Other Taxes. To the fullest extent permitted by Applicable Law, neither Administrative Agent, any Lender or any Credit Party shall assert, and Administrative Agent, each Lender and each Credit Party hereby waives, any claim against any such other party and their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof. No Lender, Administrative Agent or Sole Arranger, nor any of their respective Related Parties, shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, the obligation of the Credit Parties to reimburse expenses for Appraisals pursuant to this Section 12.05 shall be subject to the limitations set forth in Section 8.02.

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SECTION 12.06 Successors and Assigns; Participations and Assignments; Replacement of Lender.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as set forth in Section 9.03, no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.06(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding anything to the contrary herein, (x) any Lender shall be permitted to pledge or grant a security interest in all or any portion of such Lender’s rights hereunder including any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Lender or any of its Affiliates and any agent, trustee or representative of such Person and (y) Administrative Agent shall be permitted to pledge or grant a security interest in all or any portion of their respective rights hereunder or under the other Credit Documents, including rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of Administrative Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of Administrative Agent or any of its Affiliates and any agent, trustee or representative of such Person.

(b) (i) Subject to the conditions set forth in Section 12.06(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or the Loans at the time owing to it) to a Person that is not a Competitor (or, during the continuance of any Event of Default, to any Person) with the prior written consent (which consent, in each case, shall not be unreasonably withheld, conditioned or delayed) of Administrative Agent and Parent; provided that (x) no consent of Administrative Agent or Parent shall be required for an assignment to a Lender, a Controlled Affiliate of a Lender or an Approved Fund and the withholding of consent by Administrative Agent to an assignment to any Affiliate of any Borrower (except as expressly permitted hereunder) shall be deemed to be not unreasonable; provided, further, that no consent of Parent shall be needed for any assignment occurring during the continuance of an Event of Default; and (y) Parent shall be deemed to have consented to any assignment pursuant to the terms of this Section 12.06 unless it shall object thereto by written notice to Administrative Agent within 10 days after having received notice thereof.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, a Controlled Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent) shall not be less than $1,000,000, unless Administrative Agent otherwise consents, which consent, in each case, shall not be unreasonably withheld or delayed; provided, however, that contemporaneous assignments to a single assignee made by Controlled Affiliates or related Approved Funds and contemporaneous assignments by a single assignor to Controlled Affiliates or related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirement stated above;

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(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement as to the Loans so assigned; provided that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect its Loans;

(C) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that only one such fee shall be payable in connection with simultaneous assignments to two or more Approved Funds;

(D) the assignee, if it shall not be a Lender, shall deliver to Administrative Agent an Administrative Questionnaire; and

(E) unless consented to by Lenders, no assignment may be made to a Credit Party or an Affiliate of a Credit Party other than George P. Archos or a Person wholly-owned by George P. Archos; provided, however, that the aggregate principal amount of the Loans that may be held by George P. Archos and such Affiliates may not exceed $5,000,000 unless Lenders otherwise consent.

(iii) Subject to acceptance and recording thereof pursuant to Section 12.06(b)(v), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 4.04 and 12.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.06(c).

(iv) Administrative Agent, acting for this purpose on behalf of Borrowers (but not as an agent, fiduciary or for any other purposes), shall maintain a copy of each Assignment and Acceptance delivered to it and a register in the United States for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Credit Parties, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by Parent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 12.06(b)(i), Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this Section 12.06.

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(c) (i) Any Lender may, without the consent of Parent or Administrative Agent, sell participations to one or more banks or other entities that are not, unless an Event of Default exists, a Competitor (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Borrowers, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no such Participant may be a Credit Party or an Affiliate of a Credit Party. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and, as between such Lender, the Credit Parties, Administrative Agent and the other Lenders, to approve any amendment, modification, consent or waiver of any provision of this Agreement or any other Credit Document; provided that, notwithstanding the foregoing, such agreement or instrument may provide that (x) if such Participant is an Affiliate of such Lender, the Participant may, as between itself and such Lender (but not as between such Lender, Administrative Agent, the Credit Parties and the other Lenders), approve any amendment, modification, consent or waiver of any provision of this Agreement or any other Credit Document and (y) such Lender shall not, without the consent of the Participant agree to any amendment, modification, consent or waiver described in clause (i) of the first proviso to Section 12.01. Subject to Section 12.06(c)(ii), each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08(a) as though it were a Lender; provided that such Participant agrees to be subject to Section 12.08(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Sections 2.08, 2.09 or 4.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, (A) unless the sale of the participation to such Participant is made with Parent’s prior written consent, and (B) except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.04(b) that are greater than the applicable Lender unless Parent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with Section 4.04(a) and Section 4.04(c) as though it were a Lender.

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain at one of its offices in the United States a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(d) Nothing herein is intended to prevent, impair, limit or otherwise restrict the ability of a Lender to collaterally assign or pledge all or any portion of its interests in the Loans and the other rights and benefits under the Credit Documents to an unaffiliated third party lender of such Lender (each such Person, a “Collateral Assignee”); provided that unless and until Parent receives notification from a Collateral Assignee of such assignment directing payments to be made to such Collateral Assignee, any payment made by Borrowers for the benefit of such Lender in accordance with the terms of the Credit Documents shall satisfy Borrowers’ obligations thereunder to the extent of such payment. Any such Collateral Assignee, upon foreclosure of its security interests in the Loans pursuant to the terms of such assignment and in accordance with Applicable Law, shall succeed to all the interests of or shall be deemed to be a Lender, with all the rights and benefits afforded thereby, and such transfer shall not be deemed to be a transfer for purposes of and otherwise subject to the provisions of this Section 12.06. Notwithstanding the foregoing, Lender shall remain responsible for all obligations and liabilities arising hereunder or under any other Credit Document, and, except as otherwise expressly set forth in any applicable pledge or assignment, nothing herein is intended or shall be construed to impose any obligations upon or constitute an assumption by a Collateral Assignee thereof.

(e) (i) If any Lender shall give notice to Parent that such Lender is entitled to receive and is requesting payments under Section 2.09 or requires Borrowers to pay additional amounts pursuant to Section 4.04 (any such Lender, an “Increased Cost Lender”), or if such Lender is a Defaulting Lender or a Non-Consenting Lender, then Borrowers may, after (solely in the case of an Increased Cost Lender) giving such Increased Cost Lender a reasonable opportunity to mitigate pursuant to Section 2.02, if applicable, at its sole expense and effort, permanently replace such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, with one or more substitute Lenders reasonably acceptable to Administrative Agent (each, a “Replacement Lender”), and such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall have no right to refuse to be replaced hereunder. Such notice to replace such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall specify an effective date for such replacement, which date shall not be (x) if such Lender is an Increased Cost Lender, sooner than five Business Days and not be later than 10 Business Days after the date such notice is given and (if such Lender is a Defaulting Lender or a Non-Consenting Lender, later than 90 days of receipt of notice of such Lender becoming a Defaulting Lender or a Non-Consenting Lender, provided that (i) such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall have received payment of an amount equal to the outstanding Obligations payable to it from the assignee (to the extent of outstanding principal and accrued interests and fees) or Borrowers (in the case of all other amounts), (ii) Borrowers shall first request that the other Lenders acquire and assume all of the Defaulting Lender’s Loans and its Commitment Percentage as provided herein before proposing a Replacement Lender that is not a Lender at such time, but none of such Lenders shall be under any obligation to do so, (iii) such assignment does not conflict with Applicable Law and (iv) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have agreed to consent to the applicable amendment, waiver or consent. Notwithstanding anything to the contrary herein, a Lender shall not be required to make any such assignment pursuant to this Section 12.06(e) if, prior to the effective date for such replacement, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment pursuant to this Section 12.06(e) cease to apply.

(ii) Prior to the effective date of such replacement, such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, and each Replacement Lender shall execute and deliver an Assignment and Acceptance. In the event such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of such Increased Cost Lender, such Defaulting Lender or such Non-Consenting Lender, as the case may be, shall be made in accordance with the other terms of this Section 12.06.

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SECTION 12.07 Pledge of Loans. The Credit Parties hereby acknowledge that the Lenders and their Affiliates may pledge the Loans as collateral security for loans to the Lenders or their Affiliates. The Credit Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect such pledges at the sole cost and expense of such Lender. Notwithstanding the foregoing, no pledge shall release the Lender party thereto from any of its obligations hereunder.

SECTION 12.08 Adjustments; Set-off.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 10.01(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The foregoing provisions of this Section 12.08 shall not apply to payments made and applied in accordance with the terms of this Agreement and the other Credit Documents.

(b) After the occurrence and during the continuance of an Event of Default, to the extent consented to by Administrative Agent, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower or any other Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by Applicable Law, upon any amount becoming due and payable by Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, but excluding deposit accounts used solely to fund payroll or employee benefits, or deposit accounts that consist of cash collateral subject to Permitted Liens), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Borrowers, as the case may be. Each Lender agrees promptly to notify Parent and Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

SECTION 12.09 Counterparts. This Agreement and each other Credit Document may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement will be deemed executed by the parties hereto when each has signed it and delivered its executed signature page to Administrative Agent and the Lenders by facsimile transmission, electronic transmission or physical delivery. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. No party hereto or to any other Credit Document shall raise the use of a facsimile machine or digital imaging and electronic mail to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or digital imaging and electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

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The words “execution,” “signed,” “signature,” and words of like import in any Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Illinois State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 12.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Credit Parties, Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

SECTION 12.12 GOVERNING LAW. THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 12.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits, for itself and its property, to the exclusive jurisdiction of any state court of the State of Illinois sitting in Cook County and of the United States District Court of the Northern District of Illinois, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by Applicable Laws, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Laws. Notwithstanding the foregoing, nothing in this Agreement or any other Credit Document or otherwise shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment;

(b) consents that any such action or proceeding shall be brought in such courts, and agrees not to plead or claim and waives, to the fullest extent permitted by Applicable Laws, any objection that it may now or hereafter have to the venue of any such action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in Section 12.13(a). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

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(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth in Schedule 12.02 or at such other address of which Administrative Agent shall have been notified pursuant thereto. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law;

(d) waives, to the maximum extent not prohibited by law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Obligations; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.13 any special, exemplary, punitive or consequential damages.

SECTION 12.14 Acknowledgments. Each Credit Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither Administrative Agent, Sole Arranger nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent, Sole Arranger and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Credit Parties and the Lenders.

SECTION 12.15 WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 12.16 Confidentiality. Administrative Agent and Lender shall hold all non-public information relating to any Credit Party or any Subsidiary of any Credit Party obtained pursuant to the requirements of this Agreement or in connection with such Lender’s evaluation of whether to become a Lender hereunder (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices; provided that Confidential Information may be disclosed by Administrative Agent or any Lender:

(a) as required or requested by any governmental or regulatory agency or representative thereof;

(b) pursuant to legal or regulatory process;

(c) in connection with the enforcement of any rights or exercise of any remedies by Administrative Agent or Lender under this Agreement or any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document;

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(d) to Administrative Agent’s or Lender’s attorneys, professional advisors, accountants, independent auditors, clients, service providers or Affiliates who will be informed of the confidential nature of such information,

(e) in connection with:

(i) the establishment of any special purpose funding vehicle with respect to the Loans,

(ii) any pledge permitted under Section 12.08;

(iii) any prospective assignment of, or participation in, its rights and obligations pursuant to Section 12.06, to prospective assignees or Participants, as the case may be (it being understood that each such Persons will be informed of the confidential nature of such information and shall have been instructed to keep such information confidential on the same terms as this Section 12.16); and

(iv) any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of Administrative Agent or such Lender or any of its Affiliates, to any Person providing or proposing to provide such loan, letter of credit or other extension of credit or any agent, trustee or representative of such Person (it being understood that each such Persons will be informed of the confidential nature of such information and shall have been instructed to keep such information confidential on the same terms as this Section 12.16); or

(f) to any rating agency;

(g) with the consent of Parent;

(h) to the extent required, or to the extent counsel to Administrative Agent or to any Lender reasonably determines is required to be disclosed in connection with any public filing by Administrative Agent or such Lender;

(i) in connection with the Promotional Rights (as defined below);

provided that in the case of clause (e) hereof, the Person to whom Confidential Information is so disclosed is advised of and has been directed to comply with the provisions of this Section 12.16.

Notwithstanding the foregoing, Administrative Agent and each Lender shall have the right to publicize, for general marketing and related promotional purposes, with the prior written consent of Parent, which consent cannot be unreasonably conditioned, withheld, or delayed, their relationship to Borrowers and the fact that they have extended the Loan to Borrowers (collectively, the “Promotional Rights”) and, in connection therewith, each Borrower hereby grants to Administrative Agent and each Lender a royalty free, non-exclusive limited license to use such Borrower’s name, trade name, trademarks, logos, trade dress and other identifying intellectual property, now existing or hereafter acquired, in any literature, advertisements, websites, promotional or other marketing materials now or hereafter used by Administrative Agent or Lender.

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Notwithstanding the foregoing, neither Administrative Agent nor any Lender shall have any obligation to keep information confidential if such information: (i) is or becomes public from a source other than Administrative Agent or a Lender, or one of Administrative Agent’s or a Lender’s Affiliates, consultants or legal or financial advisors in breach of this Agreement, (ii) is, was or becomes known on a non-confidential basis (to the best of Administrative Agent’s or such Lender’s knowledge after reasonable inquiry) to or discovered by Administrative Agent or such Lender, Lenders or any of their Affiliates, consultants or legal or financial advisors independently from communications by or on behalf of any Credit Party, or (iii) is independently developed by Administrative Agent or a Lender without use of such confidential information, provided that the source of such information was not known to be bound by a confidentiality agreement with (or subject to any other contractual, legal or fiduciary obligation of confidentiality to) the relevant Credit Party.

EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION (AS DEFINED IN THIS SECTION 12.16) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING BORROWERS AND THEIR RESPECTIVE RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING WAIVERS AND AMENDMENTS, FURNISHED BY THE CREDIT PARTIES OR ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE CREDIT PARTIES AND ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 12.17 Press Releases, etc. Each party to this Agreement will not, and will not permit any of its respective Subsidiaries, directly or indirectly, to publish any press release or other similar public disclosure or announcements (including any marketing materials) regarding this Agreement, the other Credit Documents, or any of the Transactions, without the consent of Administrative Agent and Parent, which consent shall not be unreasonably withheld; provided, however, that Borrowers shall be permitted to publicly disclose the foregoing if required to do so under U.S. and Canadian securities laws.

SECTION 12.18 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, Administrative Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party) to take any action requested by Borrowers having the effect of releasing any Borrower from its Obligations and Liens on Collateral (i) to the extent necessary to permit consummation of any transactions not prohibited by any Credit Document or that has been consented to in accordance with Section 12.01, (ii) under the circumstances described in Section 12.18(b), or (iii) in connection with the release of a Borrower and its Mortgaged Property pursuant to and in accordance with Section 4.07.

(b) At such time as (i) the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full and (ii) the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of Administrative Agent and each Credit Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c) Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property, or to release any guarantee obligations pursuant to this Section 12.18. In each case as specified in this Section 12.18, Administrative Agent will (and each Lender irrevocably authorizes Administrative Agent to), at Borrowers’ expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral or guarantee obligation from the assignment and security interest granted under the Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 12.18.

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SECTION 12.19 USA Patriot Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act. Each Credit Party agrees to provide all such information to the Lenders upon request by Administrative Agent at any time, whether with respect to any Person who is a Credit Party on the Closing Date or who becomes a Credit Party thereafter, including pursuant to the Beneficial Ownership Regulation.

Without limiting the foregoing, the Credit Parties further acknowledge that, pursuant to the Canadian Anti-Money Laundering & Anti-Terrorism Legislation and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders may be required to obtain, verify and record information regarding the Credit Parties and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Credit Parties, and the transactions contemplated hereby. Each Borrower shall (and shall cause each Credit Party to) promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any prospective assignee or Participant of any Lender, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. If Administrative Agent has ascertained the identity of any Credit Party or any authorized signatories of any Credit Party for the purposes of applicable AML Legislation, then Administrative Agent: (a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and Administrative Agent within the meaning of the applicable AML Legislation; and (b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

SECTION 12.20 No Fiduciary Duty. Each Credit Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Credit Parties, on the one hand, and Administrative Agent, Sole Arranger, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of Administrative Agent, Sole Arranger, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 12.21 Authorized Officers. The execution of any certificate requirement hereunder by an Authorized Officer shall be considered to have been done solely in such Authorized Officer’s capacity as an officer of the applicable Credit Party (and not individually). Notwithstanding anything to the contrary set forth herein, the Secured Parties shall be entitled to rely and act on any certificate, notice or other document delivered by or on behalf of any Person purporting to be an Authorized Officer of a Credit Party and shall have no duty to inquire as to the actual incumbency or authority of such Person.

SECTION 12.22 Judgment Currency. (a) The obligations of the Credit Parties hereunder and under the other Credit Documents to make payments in a specified currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by a Secured Party of the full amount of the Obligation Currency expressed to be payable to it under this Agreement or another Credit Document. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by Administrative Agent or if Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by Administrative Agent) determined, in each case, as of the Business Day immediately preceding the date on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

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(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, or remit, or cause to be remitted, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining any rate of exchange or currency equivalent for this Section 12.22, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 12.23 Public Lenders. Each Credit Party agrees that Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Each Borrower hereby acknowledges that (a) Administrative Agent may, but shall not be obligated to, make available to the Lenders materials or information provided by or on behalf of Borrowers hereunder (collectively, the “Borrower Materials”) by posting Borrower Materials on the Platform and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Borrower or its securities) (each, a “Public Lender”). each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders by Administrative Agent through the Platform shall be clearly and conspicuously marked “PUBLIC” by Borrowers which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrowers shall be deemed to have authorized Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Borrower or its securities for purposes of United States federal and state securities laws and Canadian securities laws (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 12.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to have been marked “PUBLIC”, unless Parent notifies Administrative Agent promptly that any such document contains material non-public information: (1) the Credit Documents and (2) any financial statements delivered by Borrowers pursuant to Section 8.01(a) or 8.01(b).

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SECTION 12.24 Original Issue Discount. The Credit Parties, Administrative Agent and the Lenders, as applicable, agree (i) that the Notes are debt for federal income Tax purposes, (ii) that the Notes issued to the Lenders constitute a single debt instrument for purposes of Sections 1271 through 1275 of the Code and the Treasury Regulations thereunder (pursuant to Treasury Regulations Section 1.1275-2(c)), that such debt instrument is issued with original issue discount (“OID”), and that such debt instrument is described in Treasury Regulations Section 1.1272-1(c)(2) and therefore is governed by the rules set out in Treasury Regulations Section 1.1272-1(c), including Section 1.1272-1(c)(5), and is not governed by the rules set out in Treasury Regulations Section 1.1275-4, (iii) that the Lenders shall have 30 days to review and approve any calculation by the Credit Parties regarding the amount of OID for any accrual period on the Notes, such approval not to be unreasonably withheld, (iv) not to file any Tax Return, report or declaration inconsistent with the foregoing, unless otherwise required by applicable law and (v) any such OID shall constitute principal for all purposes under this Agreement.

SECTION 12.25 Tax Treatment. Borrowers and Lenders agree that the Loans are indebtedness of Borrowers for U.S. federal income Tax purposes. Each party to this Agreement agrees not to take any Tax position inconsistent with such Tax characterization and shall not report the transactions arising under this Agreement in any manner other than the issuance of debt obligations on all applicable Tax returns unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar final determination under state or local Applicable Law).

ARTICLE XIII
Additional Covenants and Agreements.

SECTION 13.01 Cannabis Laws. Administrative Agent and Credit Parties acknowledge that although Canadian Cannabis Laws and certain U.S. State Cannabis Laws have legalized the cultivation, distribution, sale, transfer and possession of cannabis and related products, (a) the nature and scope of U.S. Federal Cannabis Laws may result in circumstances where activities permitted under Canadian Cannabis Laws and U.S. State Cannabis Laws may contravene U.S. Federal Cannabis Laws and (b) engagement in Restricted Cannabis Activities may contravene U.S. Federal Cannabis Laws. Accordingly, for the purpose hereof, each representation, covenant and other provision hereof relating to compliance with Applicable Law will be subject to the following: (i) engagement in any activity that is permitted by Canadian Cannabis Laws or U.S. State Cannabis Laws but contravenes U.S. Federal Cannabis Laws, and in respect of which the applicable Governmental Authority has agreed, or are bound by Applicable Law (e.g., the proposed Secure and Fair Enforcement (SAFE) Banking Act (H.R. 1595) and the proposed Clarifying Law Around Insurance of Marijuana (CLAIM) Act (H.R. 4074 and Senate Bill 2201)), to forego or have otherwise suspended prosecution and enforcement of such U.S. Federal Cannabis Laws shall not, in and of itself, be deemed to be non-compliance with Applicable Law; (ii) engagement in any Restricted Cannabis Activity will be deemed to be non-compliance with Applicable Law; and (iii) if any Change in Cannabis Law results in the business activities of any Credit Party becoming Restricted Cannabis Activities, such Change in Cannabis Law will be deemed to have had a Material Adverse Effect. Nothing contained in this Agreement shall require Credit Parties to violate any provision of the Canadian Cannabis Law or U.S. State Cannabis Law or its attending regulations, as applicable.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

Cave Creek RE LLC

2710 Phoenix, LLC

1387 & 1391 Meriden, LLC

6944 Apollo Beach, LLC

7220 Palatka, LLC

14130 Ocala, LLC

1200 Sharon, LLC

5335 Las Vegas, LLC

ChiVegas Real Estate, LLC

Albion MM, LLC

1851 Canton, LLC

STEINWAY CANTON, LLC

1728 & 52 OLD YORK ROAD, LLC

By:	/s/ George Archos
Name:	George Archos
Title:	Chief Executive Officer

GUARANTOR:

verano holdings corp.

By:	/s/ George Archos
Name:	George Archos
Title:	Chief Executive Officer

Credit Agreement

ADMINISTRATIVE AGENT:

CHICAGO ATLANTIC ADMIN, LLC

By:	/s/ Tony Cappell
Name:	Tony Cappell
Title:	Authorized Person

Credit Agreement

LENDER SIGNATURES ON FILE WITH ADMINISTRATIVE AGENT

Credit Agreement

PROPERTY SCHEDULE

Borrower:	Mortgaged Property:	Tenant:	Appraised Value:
Cave Creek RE LLC	12401 N. Cave Creek Rd., Phoenix, AZ 85022	Fort Consulting LLC	[***]
2710 Phoenix, LLC	2710 East Indian School Rd., Phoenix, AZ 85016	Patient Alternative Relief Center, LLC	[***]
1387 & 1391 Meriden, LLC	1387 & 1391 East Main St., Meriden, CT 06450	N/A	[***]
6944 Apollo Beach, LLC	6944 US Hwy. 41N, Apollo Beach, FL 33572	Plants of Ruskin, LLC	[***]
5335 Las Vegas, LLC	5335 South Fort Apache Rd., Las Vegas, NV 89148	Naturex, LLC (when completed)	[***]
ChiVegas Real Estate, LLC	9120 W. Post Rd., Suite 103, Las Vegas, NV 89148	Naturex, LLC	[***]
7220 Palatka, LLC	7220 PRC Way, Palatka, FL 32177	Plants of Ruskin, LLC	[***]
14130 Ocala, LLC	14130 SW 57th Ave., Ocala, FL 34473	Plants of Ruskin, LLC (when completed)	[***][1]
Albion MM, LLC	884 Industrial Dr., Albion, IL 62086	Ataraxia, LLC	[***]
1200 Sharon, LLC	1200 General Edwards Hwy., Sharon, MA 02067	Four Daughters Compassionate Care, Inc.	[***]
1851 Canton, LLC and Steinway Canton, LLC	1851 Steinway Blvd. SE, Canton, OH 44707	Mother Grows Best, LLC	[***]
1728 & 52 Old York Road, LLC	1728 Old York Road, Abington, PA 19001 1752 Old York Road, Abington, PA 19001	Terra Vida Holistic Centers, LLC	[***]

AGGREGATE APPRAISED VALUE: [***]

BORROWING BASE: [***]

1 [***]